Exhibit 10.7

A.CERTAIN INFORMATION (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED

RECORDING REQUESTED BY

WHEN RECORDED MAIL TO:

Bruce D. Hickey, Esq.
Dechert LLP
One International Place, 40th Floor
100 Oliver Street
Boston, MA 02110

ORDER NO. 00101039

SPACE ABOVE THIS LINE FOR RECORDER'S USE

THE UNDERSIGNED GRANTOR(s) DECLARE(s)

DOCUMENTARY TRANSFER TAX is $0.00

CITY TAX $0.00

No transfer tax is due because the Lease term is less than 35 years.

MEMORANDUM OF LEASE, FEE AND LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

MEMORANDUM OF LEASE, FEE AND LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

Dated as of February 5, 2019

by and between

CUBIC CORPORATION

and

BANKERS COMMERCIAL CORPORATION

and

CHICAGO TITLE COMPANY, as Deed of Trust Trustee

for the benefit of

BANKERS COMMERCIAL CORPORATION, as Lessor

-i-

EXHIBIT A	Legal Description of Site

Appendix I	Definitions

-ii-

MEMORANDUM OF LEASE, FEE AND LEASEHOLD DEED OF TRUST,

ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

This Memorandum of Lease, Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing is made as of February 5, 2019 (this “Memorandum of Lease”), by and between CUBIC CORPORATION,  a Delaware corporation, as Lessee and trustor (together with its successors and assigns, “Lessee” or “Cubic”), and BANKERS COMMERCIAL CORPORATION, a California corporation, as Lessor (together with its successors and assigns, “Lessor”),  and with respect to the grant set forth in Section 6 below, from Lessee to Chicago Title Company,  as Deed of Trust Trustee (“Deed of Trust Trustee”) for the benefit of the Lessor, having an address at 445 South Figueroa, 14th Floor, Los Angeles, California 90017.

RECITALS

A.        Lessee and Lessor have entered into that certain Lease Agreement dated as of the date hereof (as amended, restated, or supplemented from time to time, the “Lease”).

B.         Pursuant to that certain Participation Agreement (as amended, restated, or supplemented from time to time, the “Participation Agreement”),  dated as of the date hereof, by and among Lessee, as lessee,  Lessor, as lessor,  the Rent Assignees that are a party thereto from time to time, as rent assignees (the “Rent Assignees” and together with the Lessor, collectively, the “Participants”), MUFG Bank, Ltd., as Administrative Agent for the Participants (in such capacity, “Administrative Agent”) and MUFG Union Bank, N.A., as Collateral Agent for the Rent Assignees (“Collateral Agent”), Lessee, as Construction Agent, and Lessor, as Owner, shall enter into a Construction and Development Agreement (the “Construction and Development Agreement”), dated as of the date hereof, pursuant to which Lessee, as Construction Agent, shall enter in the Construction Documents and cause the Facility to be constructed on the Site.

C.         Pursuant to each Rent Assignment Agreement (as amended, restated, supplemented, or otherwise modified from time to time, the “Rent Assignment Agreement”) dated as of the date hereof,  each by and between Lessor, as rent assignor, and a  Rent Assignee,  as rent assignee, and the Participation Agreement, the Rent Assignee has agreed to acquire Rent Assignment Interests from Lessor in the aggregate amount of $52,400,000 upon the terms and subject to the conditions set out in the Rent Assignment Agreement and the Participation Agreement.

D.        Pursuant to the Participation Agreement, Lessor will use the proceeds of a Lessor Investment advanced by Lessor in an aggregate amount not to exceed $52,400,000 together with the Rent Assignment Advances to finance (i) its leasing of the Site from Lessee under a Ground Lease,  (ii) its acquisition of Building 1 pursuant to the Deed, (iii)  the demolition of Building 1 and the construction of the Facility by Construction Agent, and (iv) the payment of related Transaction Costs.

E.         Lessor will record its leasehold interests in the Site and its record title to the Facility and other Mortgaged Property, subject to the rights of Lessee under the Lease, the Construction and Development Agreement and the other Operative Documents.

F.         The Participation Agreement and the Lease provide for the execution and delivery of this Memorandum of Lease with respect to the Site and Facility, all for the purpose of confirming (i) Lessee’s acceptance of the lease of the Site and the Facility in accordance with the terms and conditions of the Lease, (ii) Construction Agent’s construction of the Facility in accordance with the Construction and Development Agreement, (iii) Lessor’s lease of its interest in the Site and Facility to Lessee pursuant to the terms of the Lease, (iv) Lessee’s grant of a lien and security interest in its interest in the Site and Facility in order to secure Lessee’s and Construction Agent’s payment and performance obligations under the Operative Documents, and (v) Lessor’s grant of a lien and security interest in its interest in the Site and Facility in order to secure its obligation to convey title therein to Lessee under certain circumstances.

NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

Section 1.        Definitions and Interpretation.

For purposes of this Memorandum of Lease, each capitalized term or phrase used and not defined in this Memorandum of Lease shall have the meaning set forth in Appendix I  attached hereto and the rules of interpretation set out in such Appendix I shall also apply to this Memorandum of Lease.  This Memorandum of Lease evidences of record the Lease, and all references in this Memorandum of Lease or in the other Operative Documents to the Lease shall be deemed to include this Memorandum of Lease.  As used in this Memorandum of Lease:

“Base Term Commencement Date” means the date on which Substantial Completion of the Facility has occurred.

“Construction Documents Collateral” means all of Construction Agent’s right, title and interest in (i) the Construction Documents, (ii) contracts and warranties relating to the construction of the Facility, (iii) the Plans and Specifications and all other plans and specifications relating to the Facility, including without limitation all blueprints and other construction, architectural, design and engineering drawings and specifications or other similar documents relating to the Facility, (iv) any liquidated damage payments payable under any Construction Document together with all rebates, offsets or other warranty payments thereunder, (v) any assignments under purchase orders, invoices or purchase agreements with any manufacturer of or contractor for any portion of the Facility including the General Contractor under the General Construction Agreement and any other contractor under any other Construction Documents, (vi) all insurance policies required to be maintained pursuant to the Construction and Development Agreement and/or the Construction Documents, and (vii) all products, excess successions, subleases, rents, issues, profits, products, returns, income and proceeds of and from any or all of the foregoing (including proceeds from any of the foregoing), and to the extent not otherwise included, all payments under insurance (whether or not Lessee or Construction Agent is the loss payee thereof) or any indemnity, warranty or guarantee payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

“Excluded Property” means fixtures, Equipment and other personalty not funded with Advances (which may include, without limitation (except to the extent acquired using the Advances), lab equipment, machinery, tools and testing equipment, and which does not constitute property of the Lessor pursuant to the Lease).

“Event of Default” means an  Event of Default, as set forth in the Lease.

“Force Majeure Event” shall mean any act of God, unusually severe weather conditions (such as catastrophic storms or floods, tornadoes, hurricanes and cyclones), civil or enemy action, or any Governmental Action or inability to obtain or delay in obtaining labor or materials not arising from an act or omission of any Cubic Person; provided, that any Specified Event and any other event, cause or condition that is within the control of any Cubic Person shall not be a Force Majeure Event.

“Mortgaged Property” means all of Lessee’s interest and title in and to all of the following property, wherever located whether such interest and title is held or owned now or in the future, as such interest may appear, be determined or be re-characterized:

(a)        the Site described on Exhibit A attached hereto, along with all buildings, structures and other improvements which are now or in the future located or to be constructed on the Site from time to time,  and whether or not such buildings, structures, or other improvements have become subject to the Lease (the “Facility”), and all other Leased Property which is now or in the future located or to be constructed or installed on or off the Site from time to time with proceeds from the Advances made pursuant to the Participation Agreement and Construction Development Agreement but excluding any Excluded Property (the interest in Facility and in the Site, together with Appurtenant Rights and Fixtures (as such terms are defined below) relating thereto being collectively referred to as the “Leased Property”);

(b)        the Lease, including without limitation, the deed of trust liens and security interests granted by Lessee to Lessor hereunder and under the Lease, and all Rent and all other rents, payments, purchase prices, receipts, revenues, issues and profits payable under the Lease or pursuant to any other lease with respect to the Leased Property;

(c)        all subleases with respect to the Leased Property together with all rent payable thereunder;

(d)        all the estate, right, title, claim or demand, in possession or expectancy, in and to the Leased Property or any part thereof;

(e)        all of the fixtures of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) now or subsequently attached to the Leased Property which are Non-Severable or which are acquired with proceeds from the Advances made pursuant to the Participation Agreement and Construction Development Agreement but excluding any Excluded Property (all of the foregoing in this paragraph (c) being referred to as the “Fixtures”);

(f)        all substitutes and replacements of, and all additions and improvements to, the Leased Property and the Fixtures, subsequently acquired, constructed, assembled or placed on the Site, immediately upon such acquisition, construction, assembling or placement, including any and all building materials whether stored at the Leased Property or offsite, and, in each such case, without any further conveyance, mortgage, assignment or other act by any Person but excluding the Excluded Property;

(g)        to the extent assignable, all Construction Documents and all other contracts and warranties necessary to purchase, construct, remodel, repair, operate and maintain the Leased Property (including without limitation all contracts and subcontracts for the performance of work or the supply of materials required for the purchase, construction, remodeling, repair, operation or maintenance of the Leased Property, and all architectural, engineering and other design contracts related to the Leased Property);

(h)        (i) to the extent assignable, all Governmental Actions relating to construction, completion, occupancy, use or operation of the Leased Property or any part thereof and (ii) all Plans and Specifications relating to the Leased Property;

(i)         all right, title and interest of Lessee in proceeds payable under all property insurance policies required to be maintained by Lessee or obtained on behalf of Lessee pursuant to Article XI of the Lease and by or on behalf of Construction Agent pursuant to Section 2.7(d) of the Construction and Development Agreement (to the extent relating to the Leased Property and/or Fixtures), including subject to the rights of Lessee under Article XIII of the Lease and of Construction Agent under Section 3.3 of the Construction and Development Agreement, respectively, the right to collect and receive such proceeds; and, subject to such rights of Lessee and Construction Agent, all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Leased Property for the taking by eminent domain, condemnation or otherwise, of all or any part of the Leased Property or any easement or other right therein running for the benefit of the Leased Property;

(j)         (i) all accounts, general intangibles, tangible chattel paper, deposit accounts, money, investment property, instruments and documents relating to or otherwise arising in connection with or derived from the Leased Property, (ii) all refunds, rebates, reserves, deferred payments, deposits, cost savings, and payments of any kind due from or payable by (A) any Authority, or (B) any insurance or utility company, relating in either case to any or all of the Leased Property, (iii) all refunds, rebates and payments of any kind due from or payable by any Authority for any taxes, assessments, or governmental or quasi governmental charges or levies imposed with respect to or upon any or all of the Leased Property, and (iv) any cash collateral account maintained pursuant to any of the or Operative Documents;

(k)        all tenements, hereditaments, appurtenances and privileges in and to all or any part of the Leased Property or any interest therein (and any greater estate in the Leased Property now owned or hereafter acquired pursuant thereto), and all other rights and interests now or in the future benefiting or otherwise relating to the Leased Property, including easements, rights of way, sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Leased Property, development rights, mineral rights, water rights and water stock (collectively, “Appurtenant Rights”);

(l)         all the estate, right, title, claim or demand, in possession or expectancy, in and to the Construction Documents Collateral or any part thereof with respect to the construction of or on any portion of the Leased Property;

(m)       all rights to liquidated damages, rebates, offset or other warranty payments, or assignment under a purchase order, invoice or purchase agreement with any manufacturer of or contractor with respect to the Construction Documents;

(n)        all security deposits, rents, issues, profits, returns, income and proceeds of and from any or all of the foregoing (including proceeds from any of the foregoing), and to the extent not otherwise included, all payments under insurance (whether or not Lessee is the loss payee thereof) or any indemnity, warranty or guarantee payable by reason of loss or damage to or otherwise with respect to any of the foregoing but excluding all products; and

(o)        all cash and non-cash proceeds of the foregoing.

“Non-Severable” means those fixtures, Alterations, additions and improvements and substitutions and replacements thereof relating to the Facility which (i) cannot be readily removed from the Facility without causing damage to the Facility or the Site unless promptly repaired by Lessee, or (ii) is required for the Leased Property to comply with Applicable Laws and Regulations and Insurance Requirements.

“Obligations” shall mean, in each case, whether now in existence or hereafter arising: all payment and performance obligations of Cubic under the Operative Documents including, without limitation, (i) Cubic’s obligation to pay the Construction Recourse Amount, (ii) Cubic’s obligation to pay the Recourse Deficiency Amount or the Return Price Recourse Deficiency Amount, as applicable, and Deficiency payments, (iii) Cubic’s obligation to pay the Purchase Amount as the purchase price for the Leased Property, (iv) Cubic’s obligation to pay any damages incurred by the Administrative Agent or any Participant or other amounts due under the Operative Documents from time to time, including, without limitation, following an Event of Default including any rejection by Cubic of the Construction and Development Agreement, the Lease or any other Operative Document in any bankruptcy, insolvency or similar proceeding, (v) Cubic’s obligation to pay the Basic Rent (including yield accruing after the filing of any bankruptcy, insolvency or similar petition), (vi) Cubic’s obligation to pay any and all other amounts of Rent, and (vii) Cubic’s obligation to pay or perform, as applicable, all other fees, expenses and commissions (including attorney’s fees and expenses), charges, costs, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Lessee to the Agents, any Participant or any other Person, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortuous, liquidated or unliquidated, and whether or not evidenced by any note, instrument, agreement or any other document, in each case under or in respect of the Operative Documents.

“Personal Property” means all of the Mortgaged Property that does not constitute real property and in which a security interest may be created under the UCC.

“Substantial Completion” means substantial completion of the Construction subject to punch list items, final work and final payments, in accordance with the approved Plans and Specifications and pursuant to the General Construction Agreement which substantial completion may be evidenced by a certificate of occupancy (including a temporary certificate of occupancy) or its equivalent as available.

“Uniform Commercial Code” and “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York except to the extent the Uniform Commercial Code of the State in which the Site is located is applicable pursuant to Section 33 hereof.

Section 2.        Acceptance and Approval.

Lessee hereby acknowledges and confirms that Lessee’s execution of this Memorandum of Lease, without further act, constitutes the irrevocable acceptance by Lessee of Lessor’s interest in the Site described on Exhibit A attached hereto and incorporated herein by reference and in the Facility on the Site for all purposes of the Lease and the other Operative Documents.

Section 3.        Lease of Leased Property; Payment and Performance of Obligations.

(a)        Effective upon the execution and delivery of this Memorandum by Lessor and Lessee, Lessor’s rights in and to the Leased Property for all purposes hereof and of the Lease shall be subject to the terms and provisions of the Lease.  Commencing on the Base Term Commencement Date as defined in the Lease, Lessor hereby delivers, demises and leases the Leased Property to Lessee and Lessee hereby accepts, hires and leases the Leased Property from Lessor for the term of the Lease, as described in Section 2.2 of the Lease.

(b)        Cubic in its capacities as Lessee and Construction Agent shall pay and perform the Obligations in accordance with the terms of the Lease, the Construction and Development Agreement, the Participation Agreement and the other Operative Documents.

Section 4.        Lease Term.

Unless earlier terminated, the term of the Lease shall commence on and include the Base Term Commencement Date,  which shall occur on or prior to two (2) years from the date hereof, or to the extent of an occurrence of a Force Majeure Event, in which case the Base Term Commencement Date shall occur no later than May 5, 2021, and end on:

(a)        the fifth year anniversary of the Base Term Commencement Date; or, if applicable,

(b)        the end of any Extended Remarketing Period described in Section 22.4 of the Lease (which shall not exceed twelve (12) months).

Section 5.        Notice of Purchase Options.

Notice is hereby made of purchase options that have been granted under the Lease in favor of Lessee which purchase options may, subject to the terms and conditions set forth therein, be exercised on any Business Day two years following the Base Term Commencement Date but at least one hundred eighty (180) days prior to the Return Date, upon not less than thirty  (30) days’ prior written notice which election shall be irrevocable when made.

Section 6.        Lessee Grant of Lien and Security Interest.

(a)        To secure the full and timely payment of, and the complete and timely performance and discharge of, the Obligations by Lessee, Lessee has GRANTED, BARGAINED, SOLD, ASSIGNED, and CONVEYED, and does hereby GRANT, BARGAIN, SELL, ASSIGN and CONVEY unto the Deed of Trust Trustee, in trust with a power of sale and for the benefit of Lessor, all of the Mortgaged Property (other than the Personal Property), subject to the Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby granted unto Deed of Trust Trustee and its successors and assigns, until all the Obligations are paid, performed and satisfied in full.

(b)        To secure the full and timely payment of, and the complete and timely performance and discharge of, the Obligations by Lessee, Lessee further grants to the Lessor, pursuant to the UCC, a security interest in all of Lessee’s present and future right, title, and interest in and to the Personal Property.

Section 7.        Remedies.

(a)        Without limiting any other remedies set forth in the Lease or the Construction and Development Agreement, while an Event of Default or a Construction Event of Default exists, Lessor may, at its option, declare all Obligations to be immediately due and payable without any presentment, demand, protest or notice of any kind (except as may otherwise be provided in the Operative Documents), and if the Obligations have been accelerated then, so long as Lessee has not already purchased the Leased Property in accordance with Section 20.1 of the Lease, subject to and in accordance with applicable law:

(i)         the Deed of Trust Trustee and the Collateral Agent,  as assignee of Lessor’s interests, in addition to all other remedies available at law or in equity, shall have the right forthwith, with or without bringing any action or proceeding, with or without a receiver appointed by a court, and without regard to the adequacy of its security, (A) to enter upon and take possession of the Mortgaged Property, or any part thereof, in its own name or in the name of Lessee, to make repairs and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Mortgaged Property, or any part thereof or interest therein, increase the income therefrom or protect the security hereof, (B) to let the Mortgaged Property, and (C) with or without taking possession of the Mortgaged Property, to sue for or otherwise collect and receive the rents, issues and profits thereof and to apply said rentals and profits, after payment of all necessary or proper charges and expenses, including reasonable attorneys’ fees, on account of the amounts hereby secured (subject to the Excluded Amounts).  The collection of such rentals and profits and the application thereof as aforesaid, shall not cure or waive any Event of Default or notice of an Event of Default hereunder or invalidate any act done in response to such Event of Default or pursuant to such notice of and Event of Default and, notwithstanding the continuance in possession of all or any portion of the Mortgaged Property or the collection, receipt and application of rentals and profits, Collateral Agent shall be entitled to exercise every right provided for in any of the Operative Documents or by law upon occurrence of any Event of Default, including the right to exercise the power of sale herein contained.  Failure or discontinuance of Collateral Agent at any time, or from time to time, to collect rentals and profits shall not in any manner affect the subsequent enforcement of Collateral Agent of the right to collect the same. Lessee grants to Lessor the right but not the obligation to enter upon and take possession of the Mortgaged Property for the purpose of collecting any such rents and to otherwise exercise in Lessor’s discretion any and all rights and remedies afforded Lessor under Section 2938 of the California Civil Code.

(ii)        Collateral Agent shall, as a matter of right, without notice to Lessee or anyone claiming under Lessee, and without regard to the then value of the Mortgaged Property, or the interest of Lessee therein, at the option of Collateral Agent, be entitled to the appointment of a receiver for the Mortgaged Property, and Lessee hereby consents to such appointment and waives notice of any application therefor and waives any requirement that the receiver post or deliver a bond.  Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Collateral Agent and Deed of Trust Trustee in case of entry as provided in this Memorandum of Lease and shall continue as such and exercise all such powers until the later of (A) the date of confirmation of sale of the Mortgaged Property; (B) the disbursement of all proceeds of the Mortgaged Property collected by such receiver and the payment of all expenses incurred in connection therewith; or (C) the termination of such receivership with the consent of Collateral Agent or pursuant to an order by a court of competent jurisdiction.

(iii)       Lessee and Lessor agree that, in any assignments, deeds, bills of sale, notices of sale, or postings, given by Deed of Trust Trustee or Lessor, any and all statements of fact or other recitals therein made as to the identity of Lessor, or as to the existence of any Event of Default, or as to the acceleration of the maturity of the Obligations, or as to the request to sell, posting of notice of sale, notice of sale, time, place, terms and manner of sale and receipt, distribution and application of the money realized therefrom, or as to the due and proper appointment of a substitute trustee and without being limited by the foregoing, as to any other act or thing having been duly done by Lessor or by Deed of Trust Trustee, shall be construed by all courts of law and equity as prima facie evidence that the said statements or recitals state facts and are without further question to be so accepted, and Lessee does hereby ratify and confirm any and all acts that Deed of Trust Trustee may lawfully do in the Mortgaged Property by virtue hereof.

(iv)       Collateral Agent, as assignee of Lessor’s interests, may, or Deed of Trust Trustee may upon written request of Collateral Agent, proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Obligations in accordance with the terms hereof or of the other Operative Documents, to foreclose or otherwise enforce the assignments, liens, and security interests created or evidenced by the other Operative Documents, or this Memorandum of Lease as against all, or any part of, the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction.

(v)        To the extent permitted by law, Lessor or Collateral Agent may enter upon the Site, take possession of the Mortgaged Property and remove the Leased Property or any part thereof, with or without judicial process, and, in connection therewith, without any responsibility or liability on the part of Lessor or Collateral Agent, take possession of any property located on or in the Site and the improvements situated on the Site which is not a part of the Mortgaged Property and hold or store such property at Lessee’s expense.

(vi)       Lessor or Collateral Agent may assume and/or purchase the Mortgaged Property, or any part thereof, at any public sale (if permitted by applicable law) or any judicial sale.

(vii)      Notwithstanding anything contained herein to the contrary, pursuant to Section 9-604(a) of the UCC, as amended, Collateral Agent may proceed under Chapter 9 of the UCC as to all Personal Property covered hereby or, at Collateral Agent’s election, Collateral Agent may proceed as to both the real and personal property covered hereby in accordance with Collateral Agent’s rights and remedies in respect of real property, in which case the provisions of Chapter 9 of the UCC shall not apply.

(viii)     If Lessor or Collateral Agent is the purchaser of the Mortgaged Property, or any part thereof, at any sale thereof or upon any other foreclosure (conducted in accordance with the terms of applicable California law) or enforcement of the assignments, liens, and security interests hereof, or otherwise, Lessor or Collateral Agent, as applicable, shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the assignments, liens, and security interests of these presents.

(ix)       Lessee covenants to promptly reimburse and pay to Lessor until the Obligations are indefeasibly paid and performed in full, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges) incurred by Lessor and Collateral Agent in connection with its custody, preservation, use or operation of the Mortgaged Property, together with interest thereon from the date incurred by such party at the Overdue Rate (so long as such interest is not deemed a penalty under applicable California law) and all such expenses, cost, taxes, interest, and other charges shall be a part of the Obligations.

(x)        If the assignments, liens, or security interests hereof shall be foreclosed or otherwise enforced by a Deed of Trust Trustee’s sale, or by any other judicial or (to the extent permitted by applicable law) non-judicial action, then the purchaser at any such sale shall receive, as an incident to his ownership, immediate possession of that portion of the Mortgaged Property purchased, and if Lessee or Lessee’s successors shall hold possession of any of said portion of the Mortgaged Property subsequent to such foreclosure, Lessee and Lessee’s successors shall be considered as tenants at sufferance of the purchaser at such foreclosure sale, and any one occupying the Mortgaged Property (or any part thereof) after demand made for possession thereof shall be guilty of forcible detainer and shall be subject to eviction and removal, in accordance with applicable California law, and all damages by reason thereof are hereby expressly waived.

(xi)       Deed of Trust Trustee, Lessor, Collateral Agent and Administrative Agent may exercise all other rights and remedies provided herein, in any of the Operative Documents or other document or agreement now or hereafter securing all or any portion of the Obligations secured hereby, by law or equity or by virtue of any of the Operative Documents, or under the UCC or otherwise.

(xii)      During the continuance of an Event of Default hereunder, Collateral Agent may proceed or cause Deed of Trust Trustee, in any sequence: (A) to exercise its rights hereunder with respect to all or any portion of the Mortgaged Property and all or any portion of the Personal Property; and (B) to exercise its rights under Section 13 hereof with respect to all or any portion of the Personal Property in accordance with the provisions of the UCC, in each case subject to Lessee’s rights under the Lease (including Lessee’s right to purchase the Leased Property under Section 20.1 of the Lease).

(xiii)     Subject to the rights, if any, of Lessee under the Lease (including Lessee’s right to purchase the Leased Property under Section 20.1 of the Lease) and of Construction Agent under the Construction and Development Agreement and the other Operative Documents to which it is a party, to the extent not prohibited by applicable California law, Lessor or Collateral Agent as its assignee may proceed to exercise all rights, privileges and remedies of Lessor under the Lease and under the Construction and Development Agreement.

(b)        Foreclosure By Power of Sale Pursuant to California Civil Code Sections 2924-2924l. Subject to, and in accordance with, Applicable Laws and Regulations:

(i)         Should Lessor elect to foreclose by exercise of the power of sale herein contained, Lessor shall notify Deed of Trust Trustee and shall deposit with Deed of Trust Trustee this Memorandum of Lease and such receipts and evidence of expenditures made and secured hereby as Deed of Trust Trustee may require.

(ii)        Upon receipt of such notice from Lessor, Deed of Trust Trustee shall cause to be recorded, published and delivered to Lessee such notice of default and election to sell as is then required by law and by this Memorandum of Lease.  Deed of Trust Trustee shall, without demand on Lessee, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale having been given as required by law, sell the Mortgaged Property at the time and place of sale fixed by Deed of Trust Trustee in said notice of sale, either as a whole, or in separate lots or parcels or items, and in such order as Lessor may direct Deed of Trust Trustee so to do, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale.  Deed of Trust Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied.  The recitals in such deed of any matter or fact shall be conclusive proof of the truthfulness thereof.  Any person including, without limitation, Lessee, Deed of Trust Trustee or Lessor may purchase at such sale, and Lessee hereby covenants to warrant and defend the title of such purchaser or purchasers.

(iii)       Upon non-judicial foreclosure of this Memorandum of Lease, Lessor shall be entitled to credit bid up to and including the entire amount of the obligations and indebtedness secured hereby.  If Lessor makes a combined credit and cash bid and is the successful bidder, Deed of Trust Trustee shall apply the cash bid first to pay the holders of liens subordinate hereto and encumbering the Mortgaged Property, in their respective order of priority; then to pay delinquent taxes, if any; and shall pay any remaining balance to Lessee; or, if such order of payment shall be prohibited by law, then in such other order or priority as is required by law.  If a third party is the successful bidder at such public auction, upon receipt of cash from such bidder:  Deed of Trust Trustee shall apply the cash bid received from the third party, after deducting all costs, fees and expenses of Lessor and of the Deed of Trust Trustee, including costs of evidence of title in connection with the sale, (i) first to pay all sums due and owing by Lessee, with accrued interest at the Overdue Rate, under this Memorandum of Lease and the other Operative Documents (except as to any other Operative Document) and to the satisfaction of all of Lessee’s other obligations under this Memorandum of Lease and such other Operative Documents, and (ii) the remainder, if any, to the Lessee or any other person or persons legally entitled thereto.

(iv)       Subject to California Civil Code Section 2924g, Deed of Trust Trustee may postpone sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

(v)        A sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein; and subsequent sales may be made hereunder until all obligations secured hereby have been satisfied, or the entire Mortgaged Property sold, without defect or irregularity.

(c)        If an Event of Default or a Construction Event of Default, as applicable, exists and the Obligations have been accelerated, subject to the then existing rights, if any, of Lessee under the Lease (including Lessee’s right to purchase the Leased Property under Section 20.1 of the Lease) and of Construction Agent under the Construction and Development Agreement, and the other Operative Documents to which it is a party, Lessor or Collateral Agent as its assignee may, subject to Applicable Laws and Regulations, proceed by an action at law, suit in equity or other appropriate proceeding, to protect and enforce its rights, including for the foreclosure of the lien of this Memorandum of Lease.  Lessee acknowledges and agrees that any defense or contest by Lessee of Lessor’s exercise of its rights hereunder or under the Lease during the continuance of an Event of Default is within the control of Lessee.

Section 8.        Remedies Not Exclusive.

Subject to, and in accordance with Applicable Laws and Regulations, each of Lessor and Collateral Agent shall be entitled to enforce payment of the indebtedness and performance of the Obligations and to exercise or cause Deed of Trust Trustee to exercise all rights and powers under this Memorandum of Lease or under any of the other Operative Documents or other agreement or any Applicable Laws and Regulations now or hereafter in force, notwithstanding that some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise.  Neither the acceptance of this Memorandum of Lease nor its enforcement shall prejudice or in any manner affect Lessor’s, Collateral Agent’s or Deed of Trust Trustee’s right to realize upon or enforce any other security now or hereafter held by Lessor, Collateral Agent or Deed of Trust Trustee, it being agreed that such parties shall be entitled to enforce or cause Deed of Trust Trustee to enforce this Memorandum of Lease and any other security now or hereafter held by Lessor, Collateral Agent or Deed of Trust Trustee in such order and manner as such party may determine in its absolute discretion, subject to, and in accordance with, Applicable Laws and Regulations.  To the extent permitted by Applicable Laws and Regulations, no remedy herein conferred upon or reserved to Lessor or Collateral Agent as its assignee or Deed of Trust Trustee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  To the extent permitted by Applicable Laws and Regulations, every power or remedy given by any of the Operative Documents to Lessor, Collateral Agent or Deed of Trust Trustee or to which they may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by such party.  In no event shall any such party, in the exercise of the remedies provided in this Memorandum of Lease (including in connection with the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property or the Leased Property), be deemed a “mortgagee in possession” unless and until such party takes possession of the Mortgaged Property or the Leased Property and no such party shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

Section 9.        Other Covenants.

(a)        At any time and from time to time, upon the written request of Lessor or Collateral Agent, and at the sole expense of Lessee, Lessee will promptly and duly execute and deliver such further instruments and documents and take such further actions as such party reasonably may request for the purposes of obtaining or preserving the full benefits of this Memorandum of Lease and of the rights and powers granted by this Memorandum of Lease.  Lessee hereby irrevocably constitutes and appoints each of Lessor and Collateral Agent as Lessee’s true and lawful attorney-in fact (which power is coupled with an interest) to execute and deliver such further instruments, and take such further actions for the purposes of obtaining or preserving the full benefits of this Memorandum of Lease and of the rights and powers granted by this Memorandum of Lease.

(b)        Provided no Event of Default exists, Lessee shall be suffered and permitted to remain in full possession, enjoyment and control of Lessee’s interest in the Mortgaged Property subject always to the observance and performance by Lessee of the terms of this Memorandum of Lease and of the Participation Agreement and the other Operative Documents.

(c)        All monies constituting a part of the Mortgaged Property shall be paid and distributed in accordance with the terms and provisions of Article III of the Rent Assignment Agreement.

Any monies received by Lessee as payment for any loss under any policy of title insurance or as an award or compensation for any condemnation shall become part of the Mortgaged Property and shall be paid and applied in the same manner as net proceeds of a Casualty or Condemnation as provided in the Participation Agreement.

Section 10.      Duty of Lessor.

Lessor’s sole duty with respect to the custody, safekeeping and physical preservation of any Mortgaged Property in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as Lessor deals with similar property for its own account.  None of Lessor, Collateral Agent, Deed of Trust Trustee, the Rent Assignees and their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Mortgaged Property, or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Mortgaged Property, upon the request of Lessee or any other Person or to take any other action whatsoever with regard to the Mortgaged Property, or any part thereof.

Section 11.      Powers Coupled with an Interest.

All powers, authorizations and agencies contained in this Memorandum of Lease are coupled with an interest and are irrevocable until this Memorandum of Lease is terminated and the lien created hereby is released.

Section 12.      Authorization of Financing Statements.

Lessee authorizes the financing statements to be filed with respect to the Mortgaged Property without the signature of such party in such form and in such filing offices as Lessor or Collateral Agent reasonably determines appropriate to perfect the security interests of Lessor and Collateral Agent under this Memorandum of Lease.  A carbon, photographic or other reproduction of this Memorandum of Lease shall be sufficient as a financing statement for filing in any jurisdiction.

Section 13.      Security Agreement under UCC.

(a)        It is the intention of the parties hereto that this Memorandum of Lease shall constitute with respect to the Personal Property a “security agreement” within the meaning of the UCC.  If an Event of Default shall be continuing, and subject to Lessee’s rights under the Lease (including Lessee’s right to purchase the Leased Property under Section 20.1 of the Lease), then in addition to having any other right or remedy available at law or in equity, Collateral Agent as assignee of Lessor’s interests thereunder shall have the option (subject to and in accordance with applicable law) of either (i) proceeding under the UCC and exercising such rights and remedies as may be provided to a secured party by the UCC with respect to all or any portion of the Mortgaged Property or Lessee’s Collateral which is personal property (including taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property or Lessee’s Collateral in accordance with Deed of Trust Trustee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the UCC shall not apply).  If Collateral Agent shall elect to proceed under the UCC, then ten (10) days’ notice of sale of the personal property shall be deemed reasonable notice and the expenses of retaking, holding, preparing for sale, selling and the like incurred by Collateral Agent shall include, but not be limited to, attorneys’ fees and legal expenses (including allocated costs of internal counsel) of Collateral Agent.  At Collateral Agent’s request, Lessee shall assemble its Personal Property subject to the lien hereof and make it available to Collateral Agent at a place designated by Collateral Agent which is reasonably convenient to both parties.

(b)        Lessee and Lessor agree, to the extent permitted by law, that this Memorandum of Lease, upon recording or registration in the real estate records of the proper office, shall constitute a financing statement filed as a “fixture filing” within the meaning of the UCC, with Lessee as debtor and Lessor as secured party.  The Lessee’s organization number in the State of Delaware is 2050509.

(c)        Lessee hereby acknowledges that (i) this Memorandum of Lease covers goods which are or are to become fixtures on the Leased Property, (ii) this Memorandum of Lease is to be recorded in the real estate records, and (iii) products of collateral are also covered.

(d)        With respect to “fixtures” within the meaning of the California Uniform Commercial Code (the “California UCC”), to the extent permitted by applicable law, Lessor or Deed of Trust Trustee may elect to treat same as either real property or personal property and proceed to exercise such rights and remedies applicable to the categorization so chosen.  Lessor may proceed against the items of real property and any items of Mortgaged Property separately or together in any order whatsoever, without in any way affecting or waiving Lessor’s rights and remedies under the California UCC, this Memorandum of Lease or the other Operative Documents.  Lessee acknowledges and agrees that Lessor’s rights and remedies under this Memorandum of Lease and the other Operative Documents shall be cumulative and shall be in addition to every other right and remedy now or hereafter existing at law, in equity, by statute or by agreement of parties.

Section 14.      Lessor’s Mortgage in favor of Lessee’s Deed of Trust Trustee.

(a)        In the event a Purchase Option is validly exercised and Lessee has fully performed its obligations under the Lease with respect to the conveyance of Lessor’s right, title and interest in and to the Leased Property to Lessee or its designee including, without limitation, the payment to Lessor (or deposit into mutually agreeable escrow of such payment) of the Purchase Amount and all other amounts due and payable under the Lease, Lessor is obligated to convey such right, title and interest to Lessee in accordance with  the Lease (the “Lessor’s Secured Obligation”).  In order to secure the full and timely performance and discharge of Lessor’s Secured Obligation, Lessor has GRANTED, BARGAINED, SOLD, ASSIGNED, CONVEYED, MORTGAGED and WARRANTED, and does hereby GRANT, BARGAIN, SELL, ASSIGN, CONVEY, MORTGAGE and WARRANT unto the Deed of Trust Trustee for the benefit of Lessee solely with regard to the Lessor’s Secured Obligations, all of Lessor’s present and future right, title and interest in and to the Leased Property, subject to the Permitted Liens, TO HAVE AND TO HOLD the Leased Property unto Lessee, its successors and assigns, until (i) all Lessor’s Secured Obligations are performed and satisfied in full, (ii) an Event of Default shall be continuing and either a foreclosure of the liens created pursuant to Section 6 hereof shall have been consummated which results in a transfer of title to any Mortgaged Property or Lessee shall have delivered an assignment of lease in lieu of foreclosure, or (iii) Lessee shall have elected and consummated the Return Option.  Lessee may enforce such mortgage after any breach by Lessor of Lessor’s Secured Obligation, but not otherwise.  Upon the occurrence of any circumstance described in clauses (i), (ii) or (iii) above, such mortgage shall be discharged, released and of no further force and effect without any further act or deed by Lessor or Lessee provided, however, if requested by Lessor, Lessee shall execute written releases of such mortgage in recordable form reasonably acceptable to Lessor.  Notwithstanding anything contained to the contrary herein or in any other Operative Document, the grant of the Lien by Lessor in this Section 14(a) shall be second and subject and subordinate to the grant of the Lien by Lessee set forth in Sections 6 and 13 above.

(b)        To secure the full and timely payment of, and the complete and timely performance and discharge of, Lessor’s Secured Obligations, Lessor further grants to Lessee, pursuant to the UCC, a security interest in all of Lessor’s present and future right, title, and interest in and to the Personal Property.  Lessee may enforce such security interest after any breach by Lessor of Lessor’s Secured Obligations, but not otherwise.  Upon the occurrence of any circumstance described in clauses (i), (ii) or (iii) in clause (a) above, such security interest shall be discharged, released and of no further force and effect without any further act or deed by Lessor or Lessee; provided, however, if requested by

Lessor, Lessee shall execute written releases of, or provide applicable termination statements with respect to, such security interest, in each case in form reasonably acceptable to Lessor.  Notwithstanding anything contained to the contrary herein or in any other Operative Document, the grant of the Lien by Lessor in this Section 14(b) shall be second and subject and subordinate to the grant of the Lien by Lessee.

(c)        Lessee and Lessor agree, to the extent permitted by law, that this Memorandum of Lease, upon recording or registration in the local real estate records, shall constitute a financing statement filed as a “fixture filing” within the meaning of the UCC, with Lessor as debtor and Lessee as secured party.  Lessor’s organization number in the State of California is C0577846 7.  Lessee is the record title holder of the Site and Lessor is the record title holder of the leasehold interest in the Site.

(d)        Lessee and Lessor hereby acknowledge that (i) this Memorandum of Lease covers goods which are or are to become fixtures on the Leased Property, and (ii) this Memorandum of Lease is to be recorded in the real estate records.

Section 15.      Incorporation into Lease.

This Memorandum of Lease shall be construed in connection with and as part of the Lease, and all terms, conditions and covenants contained in the Lease, as supplemented by this Memorandum of Lease, shall be and remain in full force and effect and shall govern the Leased Property, as located on the Site described in Exhibit A attached hereto and incorporated herein by reference.

Section 16.      Notice to Potential Claimant.

Nothing contained in this Memorandum of Lease or the Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Facility or any part thereof.  NOTICE IS HEREBY GIVEN THAT NEITHER LESSOR NOR COLLATERAL AGENT IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE FACILITY OR ANY PART OR PORTION THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC’S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR OR COLLATERAL AGENT IN AND TO ALL OR ANY PORTION OF THE FACILITY.

Section 17.      Ratification.

Except as expressly supplemented hereby, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect.  In the event of any conflict between the terms of the Lease and the terms of this Memorandum of Lease, the terms of the Lease shall control.

Section 18.      Assignment of Memorandum of Lease.

Notwithstanding the intention of the parties, in the event a court of competent jurisdiction determines that the transactions contemplated by the Rent Assignment Agreement are found to be a financing and not a true sale, Lessor hereby assigns the mortgage granted by Lessee to Lessor in Section 6(a) hereof to Collateral Agent for the benefit of Lessor and the Rent Assignees as security for the payment and performance obligations of Lessor under the Rent Assignment Agreement.    Notwithstanding the foregoing, pursuant to the Construction and Development Agreement, so long as no Construction Event of Default shall be continuing, the Lessee may exercise all rights under or with respect to the Construction Documents.

Section 19.      Notices.

All notices, requests and demands to or upon Collateral Agent, Lessor or Lessee shall be given in accordance with Section 9.3 of the Participation Agreement.  Notices to the Deed of Trust Trustee shall be addressed as provided on page 1 hereof, or such other address as such party may designate by written notice.

Section 20.      Severability.

To the extent permitted by applicable law, any provision of this Memorandum of Lease which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 21.      Amendments in Writing; Cumulative Remedies.

(a)        None of the terms or provisions of this Memorandum of Lease may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Lessee and Lessor in accordance with the terms of Section 9.5 of the Participation Agreement.

(b)        The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Applicable Laws and Regulations.

Section 22.      Section Headings.

The section headings used in this Memorandum of Lease are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 23.      Successors and Assigns.

This Memorandum of Lease shall run with the land and be binding upon the successors and assigns of Lessor and Lessee and shall inure to the benefit of Lessor, Administrative Agent, Rent Assignees, Deed of Trust Trustee and their respective successors and assigns.

Section 24.      Partial Release; Full Release.

Subject to Section 9.5 of the Participation Agreement and Article VII of the Lease, at any time, or from time to time without liability therefor and without notice, upon written request of Administrative Agent and presentation of this Memorandum of Lease and the Operative Documents for endorsement, and without affecting the personal liability of any Person for payment of the indebtedness secured hereby or the effect of this Memorandum of Lease upon the remainder of the Mortgaged Property, Lessor may (a) release any part of said Mortgaged Property, (b) consent in writing to the making of any map or plat thereof, (c) join in granting any easement thereon, or (d) join in any extension agreement or any agreement subordinating the lien or charge hereof.

Section 25.      Future Advances; Construction Related Provisions.

In addition to any other sum secured hereby, this Memorandum of Lease shall also secure the unpaid principal balance of, plus accrued interest on, any amount of money loaned, advanced or paid by Lessor or Administrative Agent to or for the account and benefit of Lessee after this Memorandum of Lease is delivered to and filed in the Office of the Clerk of San Diego County, California, for recording, in order to pay (i) any real estate taxes and assessments, and insurance premiums; and (ii) all other costs and expenses incurred in connection with the operation of the Mortgaged Property and the protection or preservation of the Mortgaged Property or the security of this Memorandum of Lease, including to cure any of Lessee’s defaults by making any payments which Lessee should have made as provided in this Memorandum of Lease.

Section 26.      Certain Powers of Deed of Trust Trustee:  Substitution of Deed of Trust Trustee.

(a)        Deed of Trust Trustee may act in the execution of this trust, and Deed of Trust Trustee is hereby authorized to act by agent or attorney in the execution of this trust.  It shall not be necessary for Deed of Trust Trustee to be present in person at any foreclosure sale hereunder.

(b)        It is hereby expressly covenanted and agreed by all parties hereto that Lessor may, at any time and from time to time hereafter, with notice to Lessee by registered or certified mail (or otherwise in compliance with applicable law), appoint and substitute another Deed of Trust Trustee in place of Deed of Trust Trustee herein named to execute the trust herein created.  Upon such appointment, either with or without conveyance to said substituted Deed of Trust Trustee by the Deed of Trust Trustee herein named, or by any substituted Deed of Trust Trustee in case the said right of appointment is exercised more than once, the new and substituted Deed of Trust Trustee in each instance shall be vested with all rights, titles, interests, powers, duties and trusts in the premises which are vested in and conferred upon the Deed of Trust Trustee herein named; and such new and substituted Deed of Trust Trustee shall be considered the successor and assign of Deed of Trust Trustee who is named herein within the meaning of this Memorandum of Lease, and substituted in its place and stead.  Each such appointment and substitution shall be evidenced by an instrument in writing which shall recite the parties to, and the book and page of record of, this Memorandum of Lease and the description of the real property herein described, which instrument, executed and acknowledged by Lessor or Collateral Agent and recorded in the appropriate office of the county wherein the Mortgaged Property is situated, shall be conclusive proof of the proper substitution and appointment of such successor Deed of Trust Trustee, and notice of such proper substitution and appointment to all parties in interest.

Section 27.      Successor Collateral Agent.

Collateral Agent acting alone may from time to time, by written instrument executed and acknowledged by Collateral Agent, mailed to Lessee and Lessor and recorded in the Office of the Clerk of San Diego County, California, and by otherwise complying with the provisions of Applicable Laws and Regulations, substitute a successor or successors to Collateral Agent named herein or acting hereunder for the benefit of Lessor and the Rent Assignees.

Section 28.      Certain Acknowledgments and Agreements of Lessee.

Lessee hereby acknowledges and agrees that:

(a)        The Rent Assignment Advances and the Lessor Investment are being made for Lessee’s direct benefit and will be used to ground lease the Mortgaged Property and fund the demolition of Building 1 and the construction of the Facility on the Site, and it is the intention of the parties hereto that Lessee be the beneficial owner of the Mortgaged Property for tax and bankruptcy law purposes, but that Lessor be the owner for Lessee’s financial reporting purposes.

(b)        Lessee, on behalf of itself and all persons now or hereafter interested in the Mortgaged Property, or any part thereof, to the fullest extent permitted by Applicable Laws and Regulations, hereby waives all rights under all appraisement, homestead, moratorium, valuation, exemption, stay, extension, and redemption statutes, laws or equities now or hereafter existing, and hereby further waives the pleading of any statute of limitations as a defense to any and all indebtedness and payments thereon secured by this Memorandum of Lease, and Lessee agrees that no defense, claim or right based on any thereof will be asserted, or may be enforced, in any action enforcing or relating to this Memorandum of Lease or any of this Mortgaged Property.  Without limiting the generality of the preceding sentence, Lessee, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property, or any part thereof, subsequent to the date of this Memorandum of Lease, hereby irrevocably waives any and all rights of redemption from sale under any order or decree of foreclosure of this Memorandum of Lease or under any power contained herein or under any sale pursuant to any statute, order, decree or judgment of any court.  Lessee, for itself and for all persons hereafter claiming through or under it, hereby expressly waives and releases all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshaled upon any foreclosure of this Memorandum of Lease.  Collateral Agent shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided herein.  Collateral Agent shall have the right to determine the order in which any or all portions of the Obligations are satisfied from the proceeds realized upon the exercise of the remedies provided herein.  Nothing contained herein shall be deemed to be a waiver of Lessee’s right to purchase the Leased Property in accordance with the provisions of the Lease.

(c)        Lessee further waives: (i) diligence and demand of payment except as otherwise required hereunder, the Lease and the Participation Agreement or any other Operative Document; (ii) the right to receive any notices sent to the other or to any other person, including notices of the creation, renewal, extension, modification, or accrual, of any obligations contained in the Operative Documents or notice of any other matters relating thereto not expressly required under the other Operative Documents; (iii) all demands whatsoever not otherwise required to be delivered under the Operative Documents; (iv) any duty on the part of Collateral Agent or Deed of Trust Trustee to disclose to Lessee any facts that either may now or hereafter know about the other, regardless of whether Collateral Agent or Deed of Trust Trustee has reason to believe that any such facts materially increase the risk beyond that which Lessee intends to assume or has reason to believe that such facts are unknown to Lessee, it being understood and agreed that Lessee is fully responsible for being and keeping informed of the financial condition of the other and of all circumstances bearing on the risk of nonpayment of any amount hereby secured; (v) any circumstances which would constitute a legal or equitable discharge of Lessee hereunder; (vi) any right Lessee may have to require Collateral Agent or Deed of Trust Trustee to proceed against Lessor or against any other party to foreclose any lien on any real or personal property, to exercise any right or remedy under the Operative Documents, or to pursue any other remedy, or to enforce any other right; and (vii) any rights, legal or equitable, to require marshaling of assets or to require upon foreclosure sales in a particular order.

(d)        No failure to exercise, nor any delay in exercising, on the part of Collateral Agent, Deed of Trust Trustee, Lessor or Rent Assignees, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Lessor, Collateral Agent, Deed of Trust Trustee or Rent Assignees of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Lessor, Collateral Agent, Deed of Trust Trustee or Rent Assignees would otherwise have on any future occasion.

(e)        The rights of Lessor, Collateral Agent, Deed of Trust Trustee and Rent Assignees in relation to the Mortgaged Property or in relation to Lessee under any Operative Document shall in no way be affected or impaired by reason of the occurrence from time to time of any of the following events, even if such event takes place without notice to or the further consent of Lessee: (i) the waiver by Lessor, Rent Assignees,  Collateral Agent, Deed of Trust Trustee of the performance or observance by Lessee or any other party of any of the agreements, covenants, terms or conditions contained in any of the Operative Documents; (ii) the doing or the omission of any of the acts referred to in the Participation Agreement, the Rent Assignment Agreement or any other Operative Document; (iii) any failure, omission or delay on the part of Lessor, Collateral Agent, Deed of Trust Trustee or Rent Assignees to enforce, assert or exercise any right, power or remedy conferred on or available to Lessor, Collateral Agent, Deed of Trust Trustee, Rent

Assignees, or any of them in or by any of the Operative Documents; (iv) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, custodianship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Lessee or any of its assets; (v) the inability of Lessor, Collateral Agent, Deed of Trust Trustee or Rent Assignees, respectively, to enforce any provision of the Operative Documents; (vi) any change in the relationship between Lessor and Lessee or any termination of such relationship; (vii) the inability of Lessee to perform, or the release of Lessee from the performance of, any obligation, agreement, covenant, term or condition of Lessee under any of the Operative Documents, including this Memorandum of Lease, by reason of any law, regulation or decree, now or hereafter in effect; or (viii) any action or inaction by Collateral Agent, Deed of Trust Trustee, Rent Assignees or Lessor that results in any impairment or destruction of any rights of Lessee to proceed against the other or any person for reimbursement.

Notwithstanding anything stated to the contrary herein, nothing contained herein shall limit or impair the right of Lessee to purchase the Leased Property pursuant to Section 20.1 of the Lease or any other rights (including the right to receive notices) Lessee may have under any of the other Operative Documents.

Section 29.      Counterpart Execution.

This Memorandum of Lease may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

Section 30.      Waiver of Certain Rights.

If the Lease shall be terminated pursuant to Article XVIII thereof or a foreclosure hereunder, Lessee waives, to the fullest extent permitted by law, (a) any notice of legal proceedings to obtain possession; (b) any right of redemption or repossession; and (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting Lessor with respect to the election of remedies.

Section 31.      References.

Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution and delivery of this Memorandum of Lease may refer to the “Memorandum of Lease, dated as of February 5, 2019,” or may identify this Memorandum of Lease in any other respect without making specific reference to this Memorandum of Lease, but nevertheless all such references shall be deemed to include this Memorandum of Lease, unless the context shall otherwise require.

Section 32.      California Provisions.  To the extent permitted by, and subject to, Applicable Laws and Regulations:

(a)        In the case of a power of sale foreclosure under this Memorandum of Lease, the fair market value of the real property collateral shall be conclusively deemed to be the amount of the successful bid at the foreclosure sale.  Lessee waives any rights or benefits it may now or hereafter have to a fair value hearing under Section 580a of the California Code of Civil Procedure.  Lessor shall have absolutely no obligation to make a bid at any foreclosure sale, but rather may make no bid or bid any amount which Lessor, in its sole discretion, deems appropriate.

(b)        Lessee warrants and represents to Lessor that (i) it now has or will continue to have full and complete access to any and all information concerning the transactions contemplated by the Operative Documents and (ii) Lessee has reviewed and approved copies of the Operative Documents and is fully informed of the remedies Lessor may pursue, with or without notice to Lessee, in the event of default under the Operative Documents.

(c)        Lessee agrees that Lessor may exercise any right or remedy hereunder or under any of the Operative Documents without the necessity of resorting to or exhausting any security or collateral conveyed or assigned by Lessee.  Lessee, to the extent permitted by law, hereby waives any right it may now or hereafter have to require Lessor to foreclose any lien on any real or personal property collateral conveyed or assigned to Lessor by Lessee, to exercise any right or remedy under the Operative Documents, to draw upon any letter of credit issued in connection with any of the Obligations, or to pursue any other remedy or to enforce any other right under the Operative Documents.

(d)        Lessee has read and hereby approves this Memorandum of Lease, the other Operative Documents and all other agreements and documents relating thereto.  Lessee acknowledges that it has been represented by counsel of its choice to review this Memorandum of Lease, the other Operative Documents and all other documents relating thereto and said counsel has explained and Lessee understands the provisions thereof, or that Lessee has voluntarily declined to retain such counsel.

(e)        Lessee hereby authorizes and empowers Lessor in its sole discretion, without any notice or demand and without affecting the lien and charge of this Memorandum of Lease, to exercise any right or remedy which Lessor may have available to it, including, but not limited to, judicial foreclosure, exercise of rights of power of sale without judicial action as to any collateral security for the Obligations, whether real, personal or intangible property.  Without limiting the foregoing, Lessee specifically agrees that any action maintained by Lessor for the appointment of any receiver, trustee or custodian to collect rents, issues or profits or to obtain possession of the Mortgaged Property shall not constitute an “action” within the meaning of §726 of the California Code of Civil Procedure.

(f)        The power of sale conferred by this Memorandum of Lease and by the California Deeds of Trust Act is not an exclusive remedy, and when not exercised, Lessor may judicially foreclose this Memorandum of Lease as a mortgage.

(g)        In case of a non-judicial sale under this Memorandum of Lease, the Mortgaged Property and any property therein contained, real, personal and mixed, may be sold in one parcel or in separate parcels and in such order as Deed of Trust Trustee shall determine.

(h)        In the event that this Memorandum of Lease is foreclosed as a mortgage and the Mortgaged Property or any part thereof sold at a foreclosure sale, the purchaser may, during any redemption period allowed, make such repairs or alteration on any such property as may be reasonably necessary for the proper operation, care, preservation, protection and insuring thereof.  To the extent permitted by law, any sums so paid together with interest thereon from the time of such expenditure at the Overdue Rate shall be added to, and become a part of, the amount required to be paid for redemption from such sale.

(i)         Lessee agrees that, to the extent permitted by law, if an Event of Default occurs and reinstatement is claimed by Lessee under the provisions of any law permitting reinstatement upon payment of all sums then due, Lessor shall designate an attorney or other professional help for the assistance of the Deed of Trust Trustee and the cost and fees of any such attorney or professional help together with all other expenses incurred as a result of the Event of Default and foreclosure proceedings, shall be deemed Deed of Trust Trustee’s costs and shall be paid by Lessee directly to Lessor as a condition precedent to the reinstatement.

(j)         In the event of any non-judicial Memorandum of Lease foreclosure by Deed of Trust Trustee hereunder, Lessee requests that a copy of any notice of default executed by Deed of Trust Trustee hereunder be mailed to Lessee at its address hereinbefore set forth.

(k)        Lessor may at any time and from time to time, by an instrument in writing served upon the Deed of Trust Trustee, substitute a successor or successors to any deed of trust trustee named herein or acting hereunder, which instrument, executed and acknowledged by Lessor and recorded in the office of the recorder of the recording district where the Site is situated, shall be conclusive proof of proper substitution of such successor trustee or trustees, who shall, without conveyance from the predecessor trustee, succeed to all its title, estate, rights, powers and duties.  Said instrument shall contain the names of Lessee, the original deed of trust trustee and Lessor, the book and page where this Memorandum of Lease is recorded, and the name and address of the new deed of trust trustee.

(l)         Without limiting the generality of the foregoing, to the fullest extent now or hereafter permitted by applicable law, Lessee agrees that if an Event of Default is continuing (i) Lessor is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lessor shall remain in full force and effect until Lessor has exhausted all of its remedies against the

Mortgaged Property and/or the Leased Property and the liens created pursuant to Section 6 hereof have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been satisfied in full.

Section 33.      Governing Law.

THIS MEMORANDUM OF LEASE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE GRANT OF A DEED OF TRUST LIEN AND SECURITY INTEREST HEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA.  WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THE LEASE IS DEEMED TO CONSTITUTE A FINANCING, WHICH IS THE INTENTION OF THE PARTIES FOR THIS PURPOSE, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW), SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED HEREBY AND THE CREATING OF THE LIEN GRANTED HEREUNDER, BUT PERFECTION AND ENFORCEMENT OF SAID LIEN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH THE SITE IS LOCATED.

Section 34.      Deed of Trust Trustee Provisions.

(a)        Deed of Trust Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Deed of Trust Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Deed of Trust Trustee’s reasonable satisfaction.  Deed of Trust Trustee, by acceptance of this Memorandum of Lease (which acceptance shall be indicated in writing or by Deed of Trust Trustee knowingly exercising powers or performing duties hereunder), covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Deed of Trust Trustee in accordance with the terms hereof.  Deed of Trust Trustee may resign at any time upon giving thirty (30) days’ notice to Lessor and to Lessee or as otherwise permitted by Applicable Laws and Regulations.  Lessor may remove Deed of Trust Trustee at any time or from time to time and select a successor trustee.  In the event of the death, removal, resignation, refusal to act, or inability to act of Deed of Trust Trustee, or in its sole discretion for any reason whatsoever Lessor may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Memorandum of Lease is recorded and all powers, rights, duties and authority of Deed of Trust Trustee, as aforesaid, shall thereupon become vested in such successor.  Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Deed of Trust Trustee hereunder unless required by Lessor.  The procedure provided for in this Section 34(a) for substitution of Deed of Trust

Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

(b)        Lessee shall pay all costs, fees and expenses incurred by Deed of Trust Trustee and Deed of Trust Trustee’s agents and counsel in connection with the performance by Deed of Trust Trustee of Deed of Trust Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Memorandum of Lease.

(c)        With the approval of Lessor, Deed of Trust Trustee shall have the right to take any and all of the following actions:  (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lessor) upon any matters arising hereunder, including the interpretation of this Memorandum of Lease or the other Operative Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (iii) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Deed of Trust Trustee, and Deed of Trust Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Deed of Trust Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Deed of Trust Trustee’s gross negligence or willful misconduct, and (iv) any and all other lawful action as Lessor may instruct Deed of Trust Trustee to take to protect or enforce Lessor’s rights hereunder.  Deed of Trust Trustee shall not be personally liable in case of entry by Deed of Trust Trustee, or anyone entering by virtue of the powers herein granted to Deed of Trust Trustee, upon the Mortgaged Property for debts contracted for or liability or damages incurred in the management or operation of the Mortgaged Property.  Deed of Trust Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Deed of Trust Trustee hereunder, believed by Deed of Trust Trustee in good faith to be genuine.  Deed of Trust Trustee shall be entitled to reimbursement for actual expenses incurred by Deed of Trust Trustee in the performance of Deed of Trust Trustee’s duties hereunder and to reasonable compensation for such of Deed of Trust Trustee’s services hereunder as shall be rendered.

(d)        All moneys received by Deed of Trust Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by Applicable Laws and Regulations) and Deed of Trust Trustee shall be under no liability for interest on any moneys received by the Deed of Trust Trustee hereunder.

(e)        Should any deed, conveyance, or instrument of any nature be required from Lessee by any Deed of Trust Trustee or substitute trustee to more fully and certainly vest in and confirm to the Deed of Trust Trustee or substitute trustee such estates, rights, powers, and duties, then, upon request by the Deed of Trust Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Lessee.

(f)        Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Deed of Trust Trustee herein; but nevertheless, upon the written request of Lessor or of the substitute trustee, the Deed of Trust Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Deed of Trust Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Deed of Trust Trustee to the substitute trustee so appointed in the Deed of Trust Trustee’s place.

[Signatures Begin on Following Page]

In Witness Whereof, the parties hereto have caused this Memorandum of Lease, Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to be executed by the parties on the date set out in their respective acknowledgments below, but it is to be effective on the day and year first above written.

Lessee:

CUBIC CORPORATION, a Delaware corporation

By:
Name:
Title:

Address: 9333 Balboa Avenue
San Diego, California 92123-1589

Lessor:

BANKERS COMMERCIAL CORPORATION, a
California corporation

By:
Name:
Title:

Address: 445 South Figueroa Street
12th Floor
Los Angeles, California 90071

Collateral Agent:

MUFG UNION BANK, N.A.,
a national association

By:
Name:
Title:

Address: 350 California Street
17th Floor
San Francisco, CA 94104
Attention: Corporate Trust

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

ACKNOWLEDGMENT

State of California                                )

County of ______________________ )

On                                   , before me,                                                                  , Notary Public, personally appeared                                                                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _______________________________	(Seal)

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

ACKNOWLEDGMENT

State of California                                )

County of ______________________ )

On                                   , before me,                                                                  , Notary Public, personally appeared                                                                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _______________________________	(Seal)

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

ACKNOWLEDGMENT

State of California                                )

County of ______________________ )

On                                   , before me,                                                                  , Notary Public, personally appeared                                                                                          ,  who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _______________________________	(Seal)

Exhibit A

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SAN DIEGO, IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 2 OF PARCEL MAP NO. 21650, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, DECEMBER 21, 2018 AS DOCUMENT NO. 2018-7000508 OF OFFICIAL RECORDS.

EXCEPTING THEREFROM ALL BUILDING IMPROVEMENTS LOCATED ON SAID LAND.

APN: PORTIONS 369-163-05-00 AND 369-170-18-00

Appendix I

APPENDIX I

TO

PARTICIPATION AGREEMENT

In this Memorandum of Lease, unless the context otherwise requires:

any term defined below by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

words importing the singular include the plural and vice versa;

words importing a gender include any gender;

a reference to a part, clause, section, article, exhibit or schedule is a reference to a part, clause, section and article of, and exhibit and schedule to, such Operative Document;

a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws amending, supplementing, supplanting, varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

a reference to a document includes any amendment, modification or supplement to, or replacement, restatement or novation of, that document;

a reference to a party to a document includes that party’s successors and assigns;

all accounting terms not specifically defined herein shall be construed in accordance with GAAP; and

references to “including” shall mean including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement followed by or referable to an enumeration of specific matters to matters similar to those specifically mentioned.

Further, each of the parties hereto and their counsel have reviewed and revised this Memorandum of Lease, or requested revisions thereto, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in construing and interpreting this Memorandum of Lease.

“Additional Costs” shall mean the amounts payable by the Lessee pursuant to Sections 7.2(a)(iii), 7.4, 7.5 and 7.7 of the Participation Agreement.

 “Advance” shall mean an advance of funds by the Lessor pursuant to Article II of the Participation Agreement comprised of Rent Assignment Advances made by the Rent Assignees and an advance of a portion of the Lessor Investment made by the Lessor.

 “Advance Date” shall mean the actual date on which an Advance occurs in accordance with the terms of Section 2.5 of the Participation Agreement.

 “Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its subsidiaries. The term “control” shall mean the possession, directly or indirectly, of any power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

 “Agents” shall mean the Administrative Agent and the Collateral Agent.

 “Alterations” shall have the meaning provided in Section 9.2(a) of the Lease.

“Alternate Base Rate” shall mean for any day, a rate per annum equal to the higher of (a) the MUFG Base Rate for such day, (b) the sum of 0.50% per annum plus the Federal Funds Rate for such day, and (c) the LIBOR Rate on such day plus 1.00%. Any change in the Alternate Base Rate due to a change in the MUFG Base Rate, the Federal Funds Rate or the LIBOR Rate shall be effective as of the opening of business on the day of such change in the MUFG Base Rate, the Federal Funds Rate or the LIBOR Rate, respectively.

 “Applicable Laws and Regulations” shall mean as of any date all applicable laws, rules, regulations (including Environmental Laws), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment and those pertaining to the construction, use, occupancy or subdivision of the Leased Property and the Site) and any restrictive covenant or deed restriction or easement of record affecting the Leased Property or the Site (including the Appurtenant Service Rights).

“Applicable Margin” shall mean [***] basis points.

“Appraisal” shall have the meaning provided in Section 2.1(h) of the Participation Agreement.

“Appraiser” shall mean CBRE Group, Inc., or such other appraiser or appraisal firm that is reasonably satisfactory to the Lessor.

“Appurtenant Service Rights” shall mean all rights and easements appurtenant to the Site which are necessary to provide the Facility with all utility services necessary for construction and use of the Facility (including without limitation, electric, gas, telephone, water and sewer service) to be transmitted into the Facility and out of the Facility which the Ground Lessor, as fee owner, has the right to grant and connect.

“Assignment of Contracts” shall have the meaning provided in Section 2.4(a) of the Construction and Development Agreement, which shall include, without limitation, the following, each of which is dated as of the Closing Date: (1) Developer Consent Agreement, by and among the Construction Agent and the Developer for the benefit of the Lessor, (2) General Contractor Assignment and Consent Agreement, by and among the Construction Agent and the Developer for the benefit of the Lessor, and acknowledged and consented to by the General Contractor, (3) General Contractor Consent Agreement, by and between the Construction Agent and the Lessor, and (4) Subcontractor Assignment and Consent Agreement, by and among the Construction Agent, the Developer and the General Contractor for the benefit of Lessor, and acknowledged and consented to by the subcontractor and suppliers listed on Exhibit A thereto from time to time.

“Authority” shall mean the government of the United States, any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Available Commitment” shall mean, as to any Participant, an amount equal to the difference, if any, of (a) the aggregate Commitment of such Participant minus (b) the aggregate outstanding amount of such Participant’s Rent Assignment Advances (in the case of the Rent Assignees) or Lessor Investment (in the case of the Lessor).

 “Base Term” shall have the meaning provided in Section 2.2 of the Lease.

“Base Term Commencement Date” shall have the meaning provided in Section 2.2 of the Lease.

 “Basic Rent” shall mean the sum of the Basic Rent (Facility) and the Basic Rent (Land).

“Basic Rent (Facility)” shall mean for any period of determination, an amount equal to the aggregate amount of Yield payable on the last day of such period on the Lease Balance.

“Basic Rent (Land)” shall mean for any period of determination, an amount equal to $750,000, per annum, payable in advance on the Closing Date and on the first Advance Date after the one year anniversary of the Closing Date.

 “Bill of Sale” shall mean any Bill of Sale, dated on or after the Closing Date, from a vendor, as grantor, to the Lessor, as grantee, with respect to any Equipment.

“Board of Directors” shall mean, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the board of managers of such Person, (c) in the case of any partnership, the Board of Directors of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Break Amount” shall have the meaning provided in Section 7.5 of the Participation Agreement.

“Building 1” shall mean 9223 Balboa Avenue; 132,172 square feet on 13.879 acres.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York and San Diego, California (and, solely with respect to definition of LIBOR Rate and the payment of any Yield calculated on the basis of the LIBOR Rate, London, England) are authorized or required by law to close.

 “Capital Lease” shall mean all leases that have been or should be, in accordance with GAAP, recorded as capital leases.

 “Capitalized Yield” shall mean, with respect to the Lessor Investment and Rent Assignment Advances, the aggregate amount of all Yield accruing thereon attributable to Advances made during and for any Payment Period ending on or before the Base Term Commencement Date. Yield accruing during such Payment Periods on the Advances shall be treated as Capitalized Yield pursuant to Section 2.10 of the Participation Agreement, except to the extent that such amount is not to be capitalized because such amount exceeds the Available Commitment for the Lessor or Rent Assignee, as applicable.

“Carrying Costs” shall mean, carrying and closing costs incurred in connection the Overall Transaction including Transaction Costs (except any amounts constituting indemnification that are payable by the Lessee directly prior to the Construction Period Termination Date and not through Advances) and Capitalized Yield on prior unpaid Advances, Taxes, insurance premiums and other similar budget items.

“Casualty” shall mean an event of damage or casualty relating to any portion or all of the Leased Property which does not constitute an Event of Loss.

 “Claims” shall mean liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, settlements, charges, costs, fees, expenses and disbursements (including, without limitation, out-of-pocket legal fees and expenses and costs of investigation which, in the case of counsel or investigators retained by an Indemnitee, shall be reasonable) of any kind and nature whatsoever including (except where specifically noted otherwise) but not limited to the outstanding Lease Balance or any part thereof.

 “Closing Date” shall mean February 5, 2019.

 “Commitment” shall mean (i) as to any Rent Assignee, its obligation to acquire Rent Assignment Interests from the Lessor which are to be sold by the Lessor under each Rent Assignment Agreement and to make Rent Assignment Advances available to the Escrow Agent (for the account of Lessor) in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Rent Assignee’s name on Schedule I-A to the Participation Agreement, and (ii) as to the Lessor, its obligation to fund Advances from proceeds of its Lessor Investment in an aggregate amount not to exceed at any one time outstanding the amount set forth on Schedule I-B to the Participation Agreement, in each case as such schedule may be amended pursuant to Section 2.2(d) or Section 9.5 of the Participation Agreement.

“Completion” shall mean Substantial Completion of the Facility substantially in accordance with the Plans and Specifications and in accordance with the Construction Budget (in each case, as supplemented or amended pursuant to Section 3.2 of the Construction and Development Agreement, but without regard to whether the Facility has been subjected to any post-construction testing requirements called for under any Construction Document).

“Completion Date” shall mean the date on which Completion has occurred.

“Condemnation” shall mean any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to the Leased Property or the Site or any part thereof in, by or on account of any eminent domain proceeding or other action by any Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu of or in anticipation thereof, which in any case (a) does not constitute an Event of Taking and (b) in any event, unlike an Event of Taking, does not result in the loss of use or possession of substantially all or a material portion of the Leased Property or the Site as reasonably determined in good faith by the Board of Directors of the Lessee, with any such determination of an Event of Taking to be made promptly after the occurrence of such event and to be evidenced by an Officer’s Certificate of the Lessee delivered promptly after the occurrence of such event to the Administrative Agent and each of the Participants. A Condemnation shall be deemed to have “occurred” on the earliest of the dates that use, occupancy or title is taken. For clarification, a Condemnation shall not constitute an Event of Taking.

“Consent and Acknowledgment” shall mean each Joinder to Subcontractor Assignment and Consent Agreement, in form and substance reasonably acceptable to Lessor, to be entered into by a subcontractor or a supplier, pursuant to which such subcontractor or supplier will consent to, among other things, the Assignment of Contracts to the Lessor related to the Major Construction Document applicable to such subcontractor or supplier.

 “Construction” shall mean the razing of Building 1, preparation of the Site, remediation of the Site pursuant to the Remediation Plan and design and construction of the entire Facility on the Site, including engineering (including front-end loading and detailed engineering), mechanical construction and procurement procedures.

“Construction Agent” shall mean Cubic in its capacity as the “Construction Agent” under the Operative Documents.

 “Construction Budget” shall mean the construction budget delivered pursuant to Section 2.1(j)(ii) of the Participation Agreement, which Construction Budget shall (i) specify the Construction Costs allocable to Completion of the Facility and (ii) set forth as separate line items the portion of the Contingency Reserve allocated by the Construction Agent and which, as modified, shall be subject to the reasonable satisfaction of the Participants and the Construction Consultant.

“Construction Consultant” shall mean CBRE Global Investors, LLC, or such other construction consultant services firm reasonably satisfactory to the Participants.

“Construction Costs” shall mean the amounts (including Carrying Costs during the Construction Period) required to (i) construct the Facility (including Soft Costs) substantially in accordance with the Plans and Specifications (as supplemented or amended pursuant to Section 2.7(o) or 3.2 of the Construction and Development Agreement) and the Operative Documents, (ii)

pay Transaction Costs, (iii) pay Fees, (iv) pay utility charges pursuant to Article VI of the Lease, (v) pay property taxes relating to the Site, (vi) pay any tax indemnity claims required by Section 7.2 of the Participation Agreement, (vii) pay any funded insurance premium, deductible or other costs, all of which shall be funded through the Commitments, (viii) rent the Site under the Ground Lease and acquire and demolish Building 1, and (ix) pay any other expenses for Construction of the Facility or other items as set forth in the Construction Budget.

“Construction Documents” shall have the meaning provided in Section 2.4(a) of the Construction and Development Agreement.

 “Construction Event of Default” shall have the meaning provided in Section 5.1 of the Construction and Development Agreement.

 “Construction Period” shall mean a period commencing on and including the Closing Date and ending on the Completion Date.

 “Construction Period Termination Date” shall mean February 5, 2021, as the same may be extended by the Lessee up to (3) three months during the occurrence of any Force Majeure Event or restoration of the Facility following an Event of Loss, Condemnation or Casualty, or as may be extended by the Lessor in its sole and absolute discretion at the request of the Construction Agent; provided, that such date shall not be extended beyond May 5, 2021.

“Construction Recourse Amount” shall mean, as of any date of determination calculated as required by ASC 840-40-55-10 through 55-13, the sum of (i) the accreted value of Basic Rent and any other payments that are required to be included in the computation of the maximum guarantee test as prescribed in ASC 840-40-55-11(a) previously paid prior to Completion and (ii) an amount, the present value of which, discounted to the date on which any claim or demand is paid in the case of a Construction Event of Default (such date, the “Calculation Date”), when added to the present value (discounted to the Calculation Date) of (x) Fees described in Section 2.13(a) and (b) of the Participation Agreement, and (y) any other Supplemental Rent (other than the Construction Recourse Amount itself) which is required by ASC 840-40-55-11(b), in each case to be paid by the Lessee (including the estimated reasonable costs relating to the realization by the Lessor of the Construction Recourse Amount which will be borne by the Lessee) will not exceed 89.9% of the Eligible Construction Costs. The rate used to accrete or discount values will be the incremental borrowing rate of the Lessee.

“Contingency Reserve” shall mean an aggregate reserve, as such shall adjust from time to time, to be funded by Advances in excess of all budgeted Construction Costs and Transaction Costs (without duplication), as listed in the Construction Budget.

 “Cubic Person” shall mean (i) the Lessee or the Construction Agent, (ii) any contractor, subcontractor, architect, engineer or Person performing services or providing materials under a Major Construction Document with respect to the Construction of the Facility pursuant to the Construction and Development Agreement and the other applicable Operative Documents, (iii) any other third party for which any Person identified in clauses (i) through (ii) above has control or supervisory authority (by contract or otherwise), and (iv) their respective affiliates, employees, officers or agents.

 “Deed” shall mean the Quitclaim Deed dated on or one (1) Business Day prior to the Demolition Date from Lessee, as grantor, to Lessor, as grantee, pursuant to which Lessor acquires title to Building 1.

 “Deficiency” shall have the meaning set forth in Section 22.3(a) of the Lease.

“DEH” shall mean the Department of Environmental Health of the City of San Diego, California.

“Demolition Date” shall mean the date demolition of Building 1 commences pursuant to the Construction and Development Agreement.

“Developer”  shall mean Cisterra Partners, LLC, a California limited liability company.

“Development Agreement” shall mean that certain Development Management Agreement dated as of the Closing Date between Developer and Construction Agent.

“Dollars” or “$” shall mean, unless otherwise qualified, dollars in lawful currency of the United States.

 “Eligible Construction Costs” shall mean the aggregate amount of all Construction Costs incurred as of the date of any demand for the Lessee to pay the Lease Balance, Construction Recourse Amount or Recourse Deficiency Amount, as applicable (including any amounts paid by the Lessor to complete construction of the Facility pursuant to Section 5.3(a)(ii), (iii) or (v) of the Construction and Development Agreement (including any payments made under any Construction Document)), and any damages relating to the breach or termination of any Construction Document following a Construction Event of Default, but excluding (i) all Capitalized Yield, (ii) all Fees paid to the Lessor or any of its Affiliates (in any capacity) and (iii) all payments which may not be capitalized in accordance with GAAP, and subject to the provisions of Section 7.1(f)(iii) of the Participation Agreement.

 “Environmental Expert” shall mean EFI Global, Inc., or such other environmental services firm reasonably satisfactory to the Participants.

“Environmental Laws” shall mean all laws, statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management, release or threatened release of or exposure to any Hazardous Material or to health and safety matters.

“Environmental Permits” shall mean all permits, licenses, authorizations, registrations, certificates and approvals of Authorities required by Environmental Laws relating to the Leased Property or the Overall Transaction.

“Environmental Violation” shall mean an activity, occurrence or condition that violates or results in non-compliance with or liability under or arising as a result of Environmental Laws or Environmental Permits.

“Equipment” shall mean personal property of every kind and nature whatsoever purchased or otherwise paid for with Advances or otherwise acquired by or on behalf of the Lessor and necessary for the legal use and operation of the Facility or the Site including but without limiting the generality of the foregoing, all electrical and mechanical equipment, plumbing, ventilation, furnaces, air conditioning and air-cooling apparatus, escalators, generators, communications systems (including satellite dishes and antennae), sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, fittings and fixtures of every kind and description, and any substitutions or replacements thereof, except that, unless acquired using the Advances, lab equipment, machinery, tools and testing equipment are the sole property of the Lessee and shall not be part of the Equipment.

 “Escrow Agent” shall mean the Title Insurance Company agent.

“Escrow Agreement” shall mean that certain Escrow Agreement dated as of the Base Term Commencement Date among Escrow Agent, the Administrative Agent and the Lessee.

 “Event of Loss” shall mean: (w) the actual or constructive total or substantial loss of the Facility, the Site or damage to the Facility or the Site to an extent rendering repair impractical or uneconomical, in any case as reasonably determined in good faith by the Board of Directors of the Lessee, such determination to be made promptly after the occurrence of such event and to be evidenced by an Officer’s Certificate of the Lessee delivered to the Administrative Agent, (x) damage to the Facility which results in an insurance settlement on the basis of a total loss or constructive total loss (including title insurance proceeds) in respect of a total loss of the Facility or (y) an Environmental Violation with respect to which the Lessee, the Agents or any Participant could reasonably be expected to incur liability in excess of $1,000,000; provided, however, any activity, occurrence or condition subject to the Remediation Plan shall not constitute an Event of Loss. For clarification, no Casualty, Condemnation or Event of Taking shall constitute an Event of Loss.

“Event of Taking” shall mean:  any Condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to the Leased Property or the Site or any part thereof in, by or on account of any eminent domain proceeding or other action by any Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu thereof (other than a requisition of temporary use) or requisition of use for a period scheduled to last beyond the Maturity Date or which in fact is continuing on the Maturity Date (even if not scheduled to last beyond the Maturity Date), in any case, resulting in the loss of use or possession of substantially all or a material portion of the Leased Property or the Site as reasonably determined in good faith by the Board of Directors of the Lessee, such determination to be made promptly after the occurrence of such event and to be evidenced by an Officer’s Certificate of the Lessee delivered promptly after the occurrence of such event to the Administrative Agent. For clarification, no Casualty, Condemnation or Event of Loss shall constitute an Event of Taking.

 “Extended Remarketing Period” shall have the meaning provided in Section 22.4(b) of the Lease.

 “Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent, on such day on such transactions as determined by the Administrative Agent.

“Fees” shall have the meaning provided in Section 2.13 of the Participation Agreement.

 “F.R.S. Board” shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

 “Funded Claim” shall have the meaning provided in Section 7.1(f)(iii) of the Participation Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time, consistently applied and maintained on a consistent basis for the Lessee throughout the period indicated.

 “General Construction Agreement” shall mean that certain Cubic Corporation Headquarters/CTS Building General Contractor Agreement (Cost of the Work with a Fee and Guaranteed Maximum Price), dated as of February 5, 2019, by and among General Contractor, Developer and Construction Agent, as agent for the Lessor, together with all addendums appended thereto, and assigned to the Lessor pursuant to the Assignment of Contracts, as it may be amended, supplemented or modified from time to time in accordance with the terms thereof and of the Construction and Development Agreement.

“General Contractor” shall mean The Whiting-Turner Contracting Company, a Maryland corporation.

“Governmental Action” shall mean all applicable permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Authority, or required by any Applicable Laws and Regulations, and shall include, without limitation, all citings, Environmental Permits, construction permits and operating permits and licenses that are required for the use, occupancy, zoning, construction and operation of the Leased Property.

“Grossed-Up Basis” shall have the meaning provided in Section 7.6 of the Participation Agreement.

“Ground Lease” shall mean the Ground Lease Agreement, dated as of the Closing Date, between Lessee, as ground lessor, and Lessor, as ground lessee.

 “Ground Lessee” shall mean the Lessor in its capacity as ground lessee under the Ground Lease.

“Ground Lessor”  shall mean the Lessee in its capacity as ground lessor under the Ground Lease.

 “Hazardous Material” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic materials, substances, wastes or other pollutants or contaminants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, materials or wastes of any nature regulated or defined pursuant to any Environmental Law.

 “Indemnitee” shall mean the Lessor, the Rent Assignees, the Agents, any co-agent appointed in accordance with the terms of the Participation Agreement and their respective Affiliates, successors, permitted assigns, permitted transferees, contractors, servants, employees, officers, directors, shareholders, partners, participants, representatives, trustees and agents; provided, however, that in no event shall the Lessee or any its Affiliates be an indemnitee.

 “Insurance Requirements” shall mean the terms of the insurance required to be maintained in accordance with the Lease.

 “Land”  shall mean approximately 26-acres of property located on Balboa Avenue between Ponderosa Avenues and Ruffin Road in San Diego, California, together with all rights, privileges, easements and appurtenances thereto, as more particularly described in Exhibit A attached to the Development Agreement.

 “Lease Balance” shall mean, as of any date of determination, an amount equal to the aggregate sum of the outstanding principal amount of the Rent Assignment Advances of all of the Rent Assignees and of the Lessor Investment of the Lessor which may include, without limitation, any Advance amounts by the Participants during the Construction Period in excess of the aggregate Commitments of the Lessor and the Rent Assignees, any Capitalized Yield and any Transaction Costs which are capitalized. Except as otherwise expressly required pursuant to Section 18.5 of the Lease, any reference to the Lease Balance shall be to the Lease Balance taken as a whole.

“Lease Expiration Date” shall mean the last day of the Lease Term, subject to any Extended Remarketing Period or any other date on which the Lease is terminated, including pursuant to Article XIII, XVIII, XX, XXI or XXII of the Lease.

“Lease Supplement” shall mean the supplement to the Lease delivered prior to the Base Term Commencement Date pursuant to Section 3.4 of the Participation Agreement.

 “Lessee Change of Control” shall mean (a) the acquisition by any party, or two or more parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Lessee, or (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Lessee cease to be composed of individuals (i) who were members of that board or equivalent governing body as of the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; provided, however, that neither the ownership nor acquisitions of shares of the capital stock of the Lessee by, nor the transfers of shares of the capital stock of the Lessee between, Members of the Zable Family shall constitute a Lessee Change in Control.

 “Lessor Investment” shall mean, as of any date of determination, the aggregate amount advanced by the Lessor pursuant to Article II of the Participation Agreement, net of any distributions (other than distributions of Yield or Break Amount) with respect thereto. Except as otherwise expressly required pursuant to Section 18.5 of the Lease, any reference to the Lessor Investment shall be to the Lessor Investment taken as a whole.

“Lessor Liens” shall mean Liens on or against the Leased Property, the Site, the Lease or any payment of Rent (a) which result from any act of, or any Claim against, either of the Agents and any Participant, in any case, unrelated to the transactions contemplated by the Operative Documents, (b) which result from any Tax owed by the Lessor (in its individual capacity), the Agents or any Participant, except any Tax for which such Person is entitled to indemnification by Lessee under the Operative Documents, or (c) which result from any act or omission of the Lessor that is in breach of such Person’s covenants or agreements under the Operative Documents.

 “LIBOR Rate” shall mean with respect to any Payment Period, (i) the rate of interest equal to a rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) as of approximately 1l:00 a.m., London time, two Business Days prior to the beginning of such Payment Period as the rate for dollar deposits in the London interbank market with a maturity comparable to such Payment Period, provided, however, that for the initial Payment Period, such selection by the Administrative Agent may be made as of approximately 11:00 a.m., London Time, one (1) Business Day prior to the beginning of such Payment Period, provided further, however, that such LIBOR Rate shall be capped for a period beginning with the Payment Period starting on February 25, 2019, and continuing up to and including the Payment Period starting on January 25, 2021, at a rate of 3.00% per annum for Advances on a cumulative basis at or below the levels set forth on Schedule 2.9(f) of the Participation Agreement, or (ii) in the event the rates referenced in the preceding clause (i) are not available, (x) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the quotation rate offered to first class banks in the London interbank market as determined by the Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the Lease Balance, for which LIBOR is then being determined with maturities comparable to such period as of approximately 11:00 a.m., (London time) time on such determination date or (y) to the extent an alternative rate under clause (x) is not ascertainable, a comparable or successor rate, which rate is approved by the Administrative Agent provided, that if the LIBOR as otherwise determined above would be less than zero percent (0.00%), then the LIBOR for the purposes hereof shall be deemed to be zero percent (0.00%). If the F.R.S. Board imposes a LIBOR Reserve Percentage with respect to LIBOR deposits and the applicable rate is determined by reference to the foregoing clause (i), then LIBOR shall be (x) the foregoing rate, divided by (y) the sum of 1 minus the LIBOR Reserve Percentage. To the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“LIBOR Reserve Percentage” shall mean, relative to any Payment Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including “Eurocurrency Liabilities”, as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Payment Period.

“Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Memorandum of Lease, the Lessee or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

“Limiting Event” shall mean an Event of Default arising under (i) paragraph (n) of Article XVII of the Lease (solely to the extent that such Event of Default was the result of an unsolicited Lessee Change of Control to which neither the board of directors nor the shareholders of the Lessee approved, consented or acquiesced), or (ii) paragraphs (e), (f), (g), or (j) of Article XVII of the Lease, with respect to the paragraphs in clause (ii) solely if the breach of the related covenant, representation or warranty was based on the following: a subjective interpretation of the term “adequate,” “diligently,” “material,” “materially,” “Material Adverse Effect,” “materially adversely affect,” “material adverse change,” “materially and adversely affects,” “material adverse effect,” or any other term that is not objectively determinable, or results from a condition that is not solely related to the Lessee or the Lessee’s operations or the Lessee’s use of the Leased Property; provided, however, if the Event of Default, covenant, representation or warranty relates to the Lessee’s use of the Leased Property, then such Event of Default, covenant, representation or warranty will not be deemed a Limiting Event.

“Major Construction Document” shall have the meaning provided in Section 2.4(a) of the Construction and Development Agreement.

 “Maturity Date” shall mean the date which is the earlier of the day that is the seventh anniversary of the Closing Date (subject to any extension due to a Force Majeure Event not to exceed three months) or the fifth anniversary of the Base Term Commencement Date.

“Member of the Zable Family” shall mean Walter J. Zable, his spouse, his children, his grandchildren and any trust of which Walter J. Zable is the settlor.

“Memorandum of Ground Lease” shall mean that certain Memorandum of Ground Lease, dated as of the Closing Date by and between the Ground Lessor and the Ground Lessee.

 “Monthly Date” shall mean (i) the twenty-fifth (25th) calendar day of each month (or the next succeeding Business Day if such day is not a Business Day unless such next succeeding Business Day falls in the next calendar month in which case Monthly Date shall mean the prior Business Day if such day is not a Business Day) and (ii) for the final Advance only, the Base Term Commencement Date.

“MUFG Base Rate” shall mean the rate of interest publicly announced by MUFG Union Bank, N.A., from time to time as its base rate.

 “Officer’s Certificate” of a Person shall mean a certificate signed by the Chairman of the Board of Directors and/or the President and/or any Executive Vice President and/or any Senior Vice President and/or any other Vice President, Managing Director, Principal and/or other authorized officer(s) of such Person, provided, that with respect to the Lessee, whomever signs the certificate is authorized to represent such Person.

 “Operative Documents” shall mean, as the context requires:

(1)        the Participation Agreement;

(2)        the Lease;

(3)        this Memorandum of Lease;

(4)        the Construction and Development Agreement;

(5)        each Rent Assignment Agreement;

(6)        the Ground Lease;

(7)        the Memorandum of Ground Lease;

(8)        the Deed;

(9)        each Assignment of Contracts;

(10)      each Consent and Acknowledgment;

(11)      each Bill of Sale; and

(12)      the Escrow Agreement.

 “Overall Transaction” shall mean all the transactions and activities referred to in or contemplated by the Operative Documents.

“Overdue Rate” shall mean the lesser of (a) the highest interest rate permitted by Applicable Laws and Regulations and (b) an interest rate per annum equal to the Yield Rate (without regard to the proviso in clause (i) of the definition of “LIBOR Rate”, to the extent applicable) plus 2% per annum.

“Owner” shall mean Bankers Commercial Corporation, in its capacity as owner of the Facility and Building 1, and as lessee under the Ground Lease.

 “Payment Date” shall mean (i) for any Payment Period commencing and ending prior to the Base Term Commencement Date:  the Monthly Date, (ii) for the Payment Period commencing prior to the Base Term Commencement Date and ending on, but excluding, the Base Term Commencement Date: the Base Term Commencement Date, and (iii) for any Payment Period commencing on or after the Base Term Commencement Date:  the Monthly Date occurring after the third month of a respective Payment Period; provided, that, with reference to Yield defined by reference to the Alternate Base Rate, the Monthly Date immediately following the prior Payment Period, provided further, that in each case regarding the foregoing subsection (i) – (iii), any Payment Date that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

 “Payment Period” shall mean (i) during the Construction Period, a period of one (1) month ending on a Monthly Date, except for (x) the first Payment Period during the Construction Period which shall be for a period less than one (1) month and which shall commence on the Closing Date and shall end on the next Monthly Date, and (y) the final Payment Period during the Construction Period which may be for a period of less than one (1) month and shall end on, but exclude, the Base Term Commencement Date, and (ii) during the Base Term, a period of three (3) months; provided, that, in each case, each Payment Period in which a Payment Date occurs shall end on such Payment Date, provided that, with respect to Yield defined by reference to the Alternate Base Rate, the Monthly Date immediately following the prior Payment Period, provided, further, that regarding each of the foregoing subsections (i) and (ii), any Payment Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

 “Permitted Contest” shall mean actions taken by a Person to contest in good faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity or applicability to the Leased Property, the Site or any interest in the Leased Property, the Site or to the operation, use or maintenance of the Leased Property and the Site or the Overall Transaction by, any Person of: (a) any Applicable Laws and Regulations; (b) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any Governmental Action; or (c) any Lien or Tax; provided that the initiation and prosecution of such contest would not: (i) in the reasonable opinion of an Indemnitee to which such proceeding relates, result in, or increase the risk of, the imposition of any criminal liability or penalty or material civil liability on any

Indemnitee; (ii) be reasonably likely to adversely affect the validity, perfection or priority of the lien and security interests created by the Operative Documents or the right, title or interest of the Lessor in or to the Leased Property, the Site, or the right of any Participant to receive payment of the Lease Balance or Yield or any interest therein; (iii) be reasonably likely to adversely affect the fair market value, utility or remaining useful life of the Leased Property, the Site or any interest in the Leased Property or the Site or the continued economic operation of the Leased Property and the Site; and provided further that in any event reserves to the extent required by GAAP are maintained against any adverse determination of such contest; or (iv) involve any Claim not fully indemnified by the Lessee which the Lessee and the Indemnitee to which such Claim relates have been unable to sever from the indemnified Claims, unless the Lessee shall have posted a bond or other security that is reasonably satisfactory to such Indemnitee to defend, protect, save and keep harmless such Indemnitee on a Grossed Up Basis with respect to costs, expenses, fees and charges arising from such otherwise not fully indemnified Claim; and provided further that in any event reserves to the extent required by GAAP are maintained against any adverse determination of such contest.

 “Permitted Liens” shall mean (a) the respective rights and interests of the Lessee, the Participants, the Agents, as provided in the Operative Documents, (b) Lessor Liens, (c) Liens for Taxes either not yet delinquent or being contested in good faith and by appropriate proceedings diligently conducted and in any event constituting a Permitted Contest, (d) materialmen’s, mechanics’, workers, repairmen’s, employees’ or other like Liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings constituting a Permitted Contest and to the extent any reserve or other appropriate provision required by GAAP shall have been made in respect of the Lien, (e) Liens arising after the Closing Date out of judgments or awards not otherwise constituting an Event of Default under clause (j) of Article XVII of the Lease and with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and either (x) (A) with respect to such Liens arising on or prior to the Completion Date, have been bonded to the reasonable satisfaction of the Lessor or (B) with respect to such Liens arising after the Completion Date, have been reserved for to the extent required by GAAP, or (y) the enforcement of such Lien has been stayed pending such appeal or review, and (f) Liens set forth on Schedule III to the Participation Agreement.

 “Person” shall mean any individual, partnership, corporation, limited liability company, trust, association, joint venture, joint stock company, un-incorporated organization, Authority or any other entity.

 “Plans and Specifications” shall mean the plans and specifications necessary to demolish Building 1 and to construct the Facility to operate in accordance with its intended purposes as Class A office buildings and delivered to the Appraiser and the Lessor pursuant to Section 2.7(o) of the Construction and Development Agreement and updated and supplemented pursuant to Section 2.7(o) of the Construction and Development Agreement including working drawings and other drawings and specifications of every kind and description required to assemble and construct the Facility.

 “Purchase Amount” shall mean, as of any date of determination, the sum of (a) the aggregate sum of the outstanding principal amount of the outstanding Rent Assignment Advances of all the Rent Assignees and the Lessor Investment of the Lessor (including amounts with respect to Funded Claims), plus (b) all accrued but unpaid Yield, plus (c) Break Amounts, if any, plus (d) without duplication, all unpaid Rent and all other sums then due and payable pursuant to the terms of the Operative Documents by the Lessee or the Lessor including, without limitation, all Supplemental Rent.

“Purchase Option” shall have the meaning provided in Section 21.1(a) of the Lease.

 “Recourse Deficiency Amount” shall mean, as of the date on which any claim or demand is made (the “Calculation Date”) due to the occurrence of a Limiting Event (in the case of application of Section 18.1(b) of the Lease), the sum of (i) the accreted value of Basic Rent and any other payments that are required to be included in the computation of the maximum guarantee test as prescribed in ASC 840-10-25-14 and ASC 840-10-25-1(d) or ASC 842-10-25-2 and ASC 842-10-55-2, as applicable to Lessee, previously paid prior to the Calculation Date and (ii) an amount, the present value of which, discounted to the Calculation Date, when added to the present value (discounted to the Calculation Date) of (x) Fees described in Section 2.13(a) and (b) of the Participation Agreement and (y) any other Supplemental Rent (other than the Recourse Deficiency Amount itself) which is required to be included in the 90% test pursuant to ASC 840-10-25-14 and ASC 840-10-25-1(d) or ASC 842-10-25-2 and ASC 842-10-55-2, as applicable to Lessee, in each case to be paid by the Lessee (plus the estimated reasonable costs relating to such Limiting Event which will be borne by the Lessee) from and after the Completion Date to and including the Calculation Date will be equal to 89.95% of Eligible Construction Costs. The rate used to accrete or discount values will be (x) the incremental borrowing rate of Lessee prior to the Construction Period Termination Date, and (y) the implicit rate of the Lease used for determination of classification of the Lease on the Closing Date for a term equal to such date of claim or demand under ASC 840-10-25-1(d) or ASC 842-20-30-3, respectively. The calculation further assumes that such payments are made quarterly in arrears throughout the period at the rates established hereunder, calculated using an actual day convention on the Lease Balance outstanding on such date of claim or demand. To the extent the Calculation Date shall occur on or before September 30, 2019, the foregoing calculations shall be made with reference to ASC 840, and thereafter, with reference to ASC 842.

 “Remediation Plan” shall mean the Soil Management Plan dated December 17, 2018 by SCS Engineers related to DEH Voluntary Assistance Program Case # DEH2018-LSAM-000521.

“Rent” shall mean Basic Rent and Supplemental Rent, collectively.

 “Rent Assignment Advance” shall mean the aggregate amount advanced by the Rent Assignees pursuant to Article II of the Participation Agreement and Section 2.1 of each Rent Assignment Agreement.

“Rent Assignment Agreements” shall mean each Rent Assignment Agreement dated as of the Closing Date between the Lessor and a Rent Assignee and any Rent Assignment Agreement agreed to from time to time pursuant to a permitted assignment by a Rent Assignee.

 “Rent Assignment Interests” shall have the meaning set forth in Section 2.01 of each Rent Assignment Agreement.

“Replacement Rate” shall have the meaning provided in Section 2.9(b) of the Participation Agreement.

 “Return Date” shall mean the earlier to occur of the Lease Expiration Date or the Maturity Date.

“Return Option” shall have the meaning provided in Section 21.1(b) of the Lease.

 “Return Price Recourse Deficiency Amount” shall mean the amount equal to the Return Price Recourse Deficiency Amount set forth on the Lease Supplement calculated as an amount, the present value of which, discounted to the Base Term Commencement Date (herein, the “Calculation Date”) if paid on the last day of the Base Term (in the case of the application of Article XXII of the Lease), when added to the present value (discounted to the Base Term Commencement Date) of (x) the accreted value of Basic Rent and any other payments that are required to be included in the computation of the maximum guarantee test as prescribed in ASC 842-10-25-2 and ASC 842-10-55-2 previously paid prior to Completion together with the Basic Rent to be paid during the Base Term, (y) Fees described in Section 2.13(a) and (b) of the Participation Agreement and (z) any other Supplemental Rent (other than the Return Price Recourse Deficiency Amount itself) which is included under ASC 842-10-25 and ASC 842-10-55-2, in each case to be paid by the Lessee during the Lease Term to and including the Calculation Date will be equal to 89.95% of Eligible Construction Costs. The rate used to accrete or discount values will be the implicit rate of the Lease used for determination of classification of the Lease on the Calculation Date for a term equal to the Base Term as prescribed in ASC 842-20-30-3. The calculation further assumes that such payments are made quarterly in arrears throughout the period at the rates established hereunder, calculated using an actual day convention on the Lease Balance outstanding on the Base Term Commencement Date.

 “Site” shall mean an approximately 13.879-acre portion located on the northwest corner of the Land on which the Facility is to be located, as described in Schedule IV to the Participation Agreement.

“Soft Costs” shall mean Construction Costs incurred for the production of the Plans and Specifications, architectural and engineering fees, legal and accounting fees, permit and license fees and other such similar costs.

 “Specified Event” shall mean (i) any Event of Default described in clause (h) or (i) of Article XVII of the Lease, (ii) fraud, misapplication of funds, illegal acts or willful misconduct on the part of Lessee, (iii) with respect to Claims pursuant to Section 7.1(a)(vii) of the Participation Agreement, any acts, events, conditions or circumstances existing or occurring with respect to the Site on or prior to the Closing Date, or (iv) any act or failure to act (including any misrepresentation or the failure to comply with the Operative Documents including, without limitation, the failure to maintain insurance required by the Lease or the Construction and Development Agreement) by any Cubic Person (other than the failure to complete construction of the Facility or to cause Completion by the Construction Period Termination Date). For the avoidance of doubt, it shall deemed to be the Lessee’s failure to act where any exclusion arises from insurance coverages required to be maintained by the Lessee under the Lease or the Construction and Development Agreement.

 “Subsidiary” shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Lessee.

 “Supplemental Rent” shall mean any and all amounts, liabilities and obligations other than Basic Rent which the Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor or any other Person, including, without limitation and without duplication, Purchase Amount, Break Amounts, Additional Costs, Sale Proceeds, the Construction Recourse Amount, payments of Deficiency, the Recourse Deficiency Amount or the Return Price Recourse Deficiency Amount, the amounts payable pursuant to Section 7.7 of the Participation Agreement and indemnities and damages for breach of any covenants, representations, warranties or agreements by Lessee contained in the Operative Documents.

 “Tax” and “Taxes” shall mean any and all fees (including, without limitation, documentation, recording, license and registration fees and public dues), taxes (including, without limitation, income (whether net, gross or adjusted gross), gross receipts, sales, rental, use, value added, net asset, property, real estate transfer, transfer, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by an Authority, together with any penalties, fines or interest thereon or additions thereto.

“Title Insurance Company” shall mean the title insurance company that has or will issue the title policies with respect to the Leased Property, which company shall be reasonably acceptable to the Lessor.

“Title Policy” shall have the meaning provided in Section 2.1(m) of the Participation Agreement.

“Transaction Costs” shall mean reasonable and properly documented costs, expenses and fees incurred by the Lessee, the Agents and the Participants in connection with the consummation of the transactions contemplated by the Operative Documents, and the preparation, negotiation, syndication, execution and delivery of the Operative Documents, including, without duplication, (1) the fees and expenses of Jones Day, special counsel to the Lessee and special California counsel to the Lessee; (2) the fees and expenses of Dechert LLP, special counsel to the Lessor and Rent Assignees; (3) all premiums and other fees and expenses of the Title Insurance Company with respect to its issuance of the Title Policies; (4) all fees and expenses of the Environmental Expert with respect to the Phase I environmental report and any additional work as referenced in Section 2.1(i) of the Participation Agreement, payable in accordance with the fee agreement between the Environmental Expert and the Lessor; (5) the initial and ongoing reasonable fees and expenses of the Agents and their respective counsel; (6) all fees and expenses of the Appraiser with respect to the Appraisal payable in accordance with the fee agreement between the Appraiser and the Lessor; (7) all taxes and search fees, recording fees and filing fees incurred in connection with lien searches and the recording, registering or filing any Operative Document, any deed, declaration, mortgage, security agreement, notice, release, discharge, termination or financing statement with any public office, registry or governmental agency; (8) all reasonable costs, expenses and fees of the surveyor engaged to survey the Site, including any flood zone determination costs, expenses and fees; (9) all fees and expenses of the Construction Consultant with respect to the initial preparation and subsequent updating of the construction report (as referenced in Section 3.1(j) of the Participation Agreement) payable in accordance with the fee agreement between the Construction Consultant and the Lessor; (10) all costs and expenses of one company engaged to advise the Participants on insurance issues arising in connection with the negotiation of the Operative Documents; (11) all insurance premiums, including premiums related to residual value insurance procured by Lessor for its accounting purposes; (12) the out-of-pocket fees and expenses of the Participants; and (13) all other Fees.

 “Yield” shall mean with respect to each Payment Period (a) the Yield Rate for such Payment Period multiplied by (b) the aggregate Lease Balance outstanding.

“Yield Rate” shall mean, for any Payment Period, (a) the sum of the LIBOR Rate for such Payment Period plus the Applicable Margin or (b) at any time that the provisions of Section 2.9(b) of the Participation Agreement shall apply to the Lease Balance, the Replacement Rate or the Alternate Base Rate, as applicable, plus the Applicable Margin; and (ii) during the Base Term, (a) the sum of the LIBOR Rate for such Payment Period plus the Applicable Margin.